Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Confidential

Execution copy

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made as of May 4, 2022 (the “Effective Date”), by and between Turning Point Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, with offices located at 10628 Science Center Drive, Suite 200, San Diego, California 92121, United States of America (“TPTX”), and LaNova Medicines Limited, a limited liability company organized and existing under the laws of the People’s Republic of China, with offices located at 999 Cailun Road, Building 1, F5, Pudong District, Shanghai, China, 201203 (“LaNova”). LaNova and TPTX may be referred to in this Agreement individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, LaNova is a biopharmaceutical company designing and developing novel molecule, targeted oncology therapies, and controls rights to a pharmaceutical product candidate comprising an antibody-drug conjugate targeting Claudin18.2 (as further defined below, the “Licensed Molecule”);

WHEREAS, TPTX is a pharmaceutical company having experience in the development and commercialization of pharmaceutical products; and

WHEREAS, LaNova wishes to grant to TPTX, and TPTX wishes to be granted from LaNova, an exclusive license to develop and commercialize the Product in the Field in the TPTX Territory and non-exclusive, worldwide license to manufacture the Product for the purpose of development and commercialization in the TPTX Territory (each, as defined below), and LaNova desires to grant to TPTX, and TPTX desires to be granted by LaNova, the first right to negotiate for a license or collaboration with respect to up to three (3) additional antibody-drug conjugate products, all in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1

DEFINITIONS

The following initially capitalized terms, whether used in the singular or plural, have the respective meanings set forth below:

1.1 “ADC” means an antibody-drug conjugate.

1.2 “Additional ADC Program” has the meaning set forth in Section 2.8.

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Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Confidential

Execution copy

1.3 “Adverse Event” means any unwanted or harmful medical occurrence in a patient or subject who is administered a Product, whether or not considered related to such Product, including any undesirable sign (including abnormal laboratory findings of clinical concern).

1.4 “Affiliate” means, with respect to a specified Person, any entity that directly or indirectly controls, is controlled by or is under common control with such Person. As used in this Section 1.4, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means, in the case of a corporation, the ownership of more than fifty percent (50%) of the outstanding voting securities thereof or, in the case of any other type of entity, an interest that results in the ability to direct or cause the direction of the management and policies of such entity or the power to appoint more than fifty percent (50%) of the members of the governing body of the entity or, where ownership of more than fifty percent (50%) of such securities or interest is prohibited by law, ownership of the maximum amount legally permitted.

1.5 “Agreement” has the meaning set forth in the preamble to this agreement.

1.6 “Alliance Manager” has the meaning set forth in Section 3.1.

1.7 “Ancillary Agreements” means, collectively, the Pharmacovigilance Agreement, Clinical Supply Agreement, and any and all other written agreements between TPTX and LaNova with respect to the Product contemplated under this Agreement.

1.8 “Annual Net Sales” means [***].

1.9 “Annual Net Sales Milestone Event” has the meaning set forth in Section 9.3(a).

1.10 “Annual Net Sales Milestone Payment” has the meaning set forth in Section 9.3(a).

1.11 “Anti-Corruption Laws” has the meaning set forth in Section 11.5(a)(i).

1.12 “Applicable Laws” means all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the relevant activities contemplated by this Agreement.

1.13 “Business Day” means a day other than Saturday, Sunday or any day on which banks located in San Diego, California or Shanghai, PRC are authorized or obligated to close. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified.

1.14 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31st, June 30th, September 30th and December 31st.

1.15 “Calendar Year” means each twelve (12) month period commencing on January 1st.

1.16 “CDRs” means complementarity-determining regions.

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1.17 “cGMP” means all applicable current Good Manufacturing Practices including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the ICH Q7 guidelines, and (d) the equivalent Applicable Laws in any relevant country or region, each as may be amended and applicable from time to time.

1.18 “Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty (50%) of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated which results in shareholders or equity holders of such Party immediately prior to such transaction, no longer owning at least fifty (50%) of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) there is a sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole, through one or more related transactions.

1.19 “Chemotherapy” means cytotoxic anti-cancer drugs that belong to one of the following categories: alkylating agents, antimetabolites, anti-tumor antibiotics, topoisomerase inhibitors, mitotic inhibitors, corticosteroids, and proteasome inhibitors. For clarity, chemotherapy does not include targeted cancer therapies that use drugs or substances that block the growth and spread of cancer by interfering with specific targets.

1.20 “Claims” has the meaning set forth in Section 12.1.

1.21 “Clinical Supply Agreement” has the meaning set forth in Section 7.1(b).

1.22 “Clinical Supply Cutoff Date” has the meaning set forth in Section 7.1(a).

1.23 “Clinical Trial” means any clinical trial of a Product in human subjects as defined in 21 C.F.R. §312.21, as amended from time to time, or a similar clinical trial as prescribed by the Regulatory Authorities in any jurisdiction outside the U.S.

1.24 “CMO(s)” means any Third Party contractor manufacturing organization(s).

1.25 “CMO Agreement” has the meaning set forth in Section 7.1(a).

1.26 “Commercialization” or “Commercialize” means all activities directed to marketing, distribution, promoting or selling of pharmaceutical products (including importing and exporting activities in connection therewith), but excluding activities directed to Manufacturing. “Commercializing” and “Commercialized” have the correlative meanings.

1.27 “Commercialization Plan” means the written plan for the Commercialization of the Product in the TPTX Territory, as prepared and updated by TPTX from time to time.

1

1.28 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, the level of reasonable, diligent, good faith efforts that biotechnology or pharmaceutical companies typically devote to product candidates or products owned by them that are at a similar stage in their development or product life and are of similar market potential, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval, the profitability of the product, and other relevant technical, legal, scientific and medical factors. For purposes of this Section 1.28, “biotechnology or pharmaceutical companies” means companies in the biotechnology or pharmaceutical industry (as applicable) of a size and stage of development similar to that of such Party, including having human pharmaceutical product candidates or products in a similar stage of development to the Product.

1.29 “Committee(s)” means the JSC, JDC, JMC or any subcommittee established by the JSC, as applicable.

1.30 “Competing Activities” means, with respect to a Party, any and all activities prohibited by such Party under Section 2.6(a).

1.31 “Competitive Infringement” means, with respect to a Licensed Patent or a Joint Patent, either of the following: (a) any activity in the TPTX Territory that (i) is conducted by a Person (other than any Person authorized by TPTX in accordance with this Agreement), (ii) infringes or would reasonably be expected to infringe any Licensed Patent or Joint Patent and (iii) involves the development, registration, use, sale, offer for sale or import of [***]; or (b) receipt of any notice alleging that a Third Party’s manufacture, use, or sale of a product that [***] in the TPTX Territory does not infringe any Licensed Patent or Joint Patent, or that such Licensed Patent or Joint Patent is invalid or unenforceable. Notwithstanding the foregoing, Competitive Infringement shall not include any activities involving [***].

1.32 “Confidential Information” has the meaning set forth in Section 10.1.

1.33 “Control” or “Controlled” means, with respect to any Know-How, Patents or other subject matters, that a Party has the legal authority or right (whether by ownership, license or otherwise, after taking into account the provisions of this Agreement regarding ownership of Improvements, but without taking into account any license granted by one Party to the other Party pursuant to this Agreement) to grant a license, sublicense, access or right to use (as applicable) under such Know-How, Patents, or subject matters, on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party. Notwithstanding the foregoing, in the event of a Change of Control of a Party, any Know-How, Patent, and such

[***] = Certain Confidential Information Omitted

other subject matter Controlled by any Affiliate of such Party that was not an Affiliate of such Party immediately prior to such Change of Control transaction will not be Licensed Know-How, Licensed LaNova Territory Technology or Licensed Manufacturing Technology (in the case of LaNova) or TPTX IP (in the case of TPTX) except to the extent any such Know-How, Patent, or such other subject matter (a) is also Controlled by such Party or its Affiliate existing immediately prior to such Change of Control transaction, or (b) is generated or used by such Affiliate in the Development, use, Manufacture or Commercialization of the Licensed Molecule or Product after such transaction.

1.34 “Cost of Goods” means the cost of Manufacturing the Product. Cost of Goods shall be a “standard cost” per unit (calculated annually), comprised of the following elements calculated with internal cost accounting methods in accordance with the GAAP: (a) [***], (b) [***], (c) [***], (d) [***], (e) [***], (f) [***], (g) [***], and (h) [***]. To the extent that the Product is Manufactured by one or more CMOs and supplied to a Party by such CMO(s), Cost of Goods shall be the actual invoice price paid by a Party to such CMO(s) for the Manufacture and supply of the Product, [***].

1.35 “CRO(s)” means any Third Party contractor research organization(s).

1.36 “Cure Period” has the meaning set forth in Section 14.4(a).

1.37 “Data” means any and all results of research, preclinical studies, including in vitro and in vivo studies, clinical trials and other testing of any composition of matter, product candidate or product, and any and all other data related to the development, manufacture or commercialization of any composition of matter, product candidate or product, including biological, chemical, pharmacological, toxicological, pharmacokinetic, preclinical, clinical, CMC, analytical, quality control, mechanical, software, electronic and other data, results and descriptions.

1.38 “Deficient Site” has the meaning set forth in Section 5.6.

[***] = Certain Confidential Information Omitted

1.39 “Development” or “Develop” means research and preclinical and clinical drug or biological development activities, including test method development, toxicology, formulation, quality assurance/quality control development, statistical analysis, preclinical and clinical studies and regulatory affairs, and regulatory activities, including filing for, obtaining and maintaining approval and registration, but excluding activities directed to Manufacturing. “Developing” has the correlative meaning.

1.40 “Development Milestone Event” has the meaning set forth in Section 9.2(a).

1.41 “Development Milestone Payment” has the meaning set forth in Section 9.2(a).

1.42 “Disclosing Party” has the meaning set forth in Section 10.1.

1.43 “Dispute” has the meaning set forth in Section 15.1.

1.44 “Effective Date” has the meaning set forth in the preamble in this Agreement.

1.45 “EMA” means the European Medicines Agency, or any successor agency thereto.

1.46 “Expiration Date” has the meaning set forth in Section 14.1(a).

1.47 “Export Controls” has the meaning set forth in Section 11.6(a)(i).

1.48 “FDA” means the United States Food & Drug Administration, or any successor agency thereto.

1.49 “Field” means all prophylactic, palliative, therapeutic and/or diagnostic uses in connection with all human and veterinary diseases and disorders.

1.50 “First Commercial Sale” means, with respect to the Product, the first arm’s length sale of such Product to a Third Party in a country of the TPTX Territory by TPTX, its Affiliate(s) or Sublicensee(s) for use or consumption in such region following Regulatory Approval. [***].

1.51 “GAAP” means U.S. Generally Accepted Accounting Principles, consistently applied.

1.52 “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the International Council on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the TPTX Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts

[***] = Certain Confidential Information Omitted

50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Laws in the region in the TPTX Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.53 “Generic/Biosimilar Product” means, with respect to the Product that has received Regulatory Approval in a country within the TPTX Territory and is being marketed and sold by TPTX or any of its Affiliates or Sublicensees in such country, any pharmaceutical/biologic product that: (a) is sold in such country under an independent marketing authorization by a Third Party that is not a Sublicensee of TPTX or its Affiliates and did not purchase or acquire such product in a chain of distribution that included TPTX or any of its Affiliates or Sublicensees; and (b) has received such marketing authorization as a “generic medicinal product,” “biosimilar,” “bioequivalent,” “similar biological medicinal product,” or similar designation by the applicable Regulatory Authority in such country, pursuant to an approval process in accordance with the then-current rules and regulations in such country, whereby the “reference medicinal product,” “reference listed product” or similar designation used in such marketing authorization in such country relies upon or references such Product.

1.54 “Global Development Plan” has the meaning set forth in Section 5.2(b).

1.55 “Global Study” means [***].

1.56 “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration as defined in 21 C.F.R. Part 58, or the equivalent Applicable Laws in the region in the TPTX Territory, each as may be amended and applicable from time to time.

1.57 “Governmental Authority” means any court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, region, state or local authority or any political subdivision thereof, or any association of countries.

1.58 “GSP” means all applicable Good Supply Practice standards, including, as applicable, as set forth in the then current good supply practice standards promulgated or endorsed by the FDA as defined in Good Supply Practice for Pharmaceutical Products or the equivalent Applicable Laws in the region in the TPTX Territory, each as may be amended and applicable from time to time.

1.59 “ICC Rules” has the meaning set forth in Section 15.4(a).

[***] = Certain Confidential Information Omitted

1.60 “Improvement” means [***].

1.61 “IND” means an investigational new drug application or equivalent application filed with the applicable Regulatory Authority, which application is required to commence Clinical Trials in the applicable jurisdiction.

1.62 “Indemnitee” has the meaning set forth in Section 12.3.

1.63 “Indemnitor” has the meaning set forth in Section 12.3.

1.64 “Indication” means a specific disease, disorder or condition which is recognized by the applicable Regulatory Authority in a given country or jurisdiction as a disease, disorder or condition; [***].

1.65 “Invention” means any process, method, composition of matter, article of manufacture, discovery or finding, patentable or otherwise, that is invented, discovered or generated as a result of a Party (or the Parties jointly) exercising its (their) rights or carrying out its (their) obligations under this Agreement, including all rights, title and interest in and to the intellectual property rights therein.

1.66 “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.2(b).

1.67 “Joint Invention” has the meaning set forth in Section 13.1(b).

[***] = Certain Confidential Information Omitted

1.68 “Joint Manufacturing Committee” or “JMC” has the meaning set forth in Section 3.2(b).

1.69 “Joint Patent” has the meaning set forth in Section 13.1(b).

1.70 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.2(a).

1.71 “Know-How” means any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, safety information, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data.

1.72 “LaNova” has the meaning set forth in the preamble of this Agreement.

1.73 “LaNova Acquisition Party” has the meaning set forth in Section 2.6(b)(i).

1.74 “LaNova Competing Product” means (a) [***], or (b) [***].

1.75 “LaNova Excluded Products” has the meaning set forth in Section 2.6(b)(i).

1.76 “LaNova Indemnitee(s)” has the meaning set forth in Section 12.1.

1.77 “LaNova Territory” means Mainland China, Hong Kong, Taiwan, Macau, and South Korea.

1.78 “Licensed Know-How” means any and all Know-How Controlled by LaNova or its Affiliates as of the Effective Date or during the Term, including LaNova’s joint ownership interest in any Know-How within the Joint Inventions, that is necessary or reasonable useful (and with respect to Development only, actually used by or on behalf of LaNova or its Affiliates) for the Development, use or Commercialization of the Product (including the Licensed Molecule contained therein) in the Field in the TPTX Territory.

1.79 “Licensed Know-How Transfer” has the meaning set forth in Section 4.1.

1.80 “Licensed LaNova Territory Technology” means any and all Patents and Know-How Controlled by LaNova or its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful (and with respect to Development only, actually used by or on behalf of LaNova or its Affiliates) for the Development or use of the Product (including the Licensed Molecule contained therein) in the LaNova Territory.

[***] = Certain Confidential Information Omitted

1.81 “Licensed Manufacturing Technology” means any and all Know-How Controlled by LaNova or its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful for the Manufacture of the Product (including the Licensed Molecule contained therein).

1.82 “Licensed Molecule” means LaNova’s ADC referred to as [***], comprised of an antibody with the [***] Sequence that [***].

1.83 “Licensed Patents” means any and all Patents in the TPTX Territory Controlled by LaNova or its Affiliates as of the Effective Date or during the Term, including LaNova’s interest in any Joint Patents in the TPTX Territory, that are necessary or reasonably useful for the Development, use, or Commercialization of the Product (including the Licensed Molecule contained therein) in the Field in the TPTX Territory, including any such Patents that claim the Licensed Molecule or the Product (including the composition of matter, formulation or method of use thereof). Schedule 1.83 contains a list of all Licensed Patents as of the Effective Date.

1.84 “Licensed Technology” means the Licensed Know-How and Licensed Patents.

1.85 “[***]” has the meaning set forth in Section 13.3(a).

1.86 “[***] Patent Family” means (a) the Patents listed under “[***] Patent Family” in Schedule 1.83 (as may be updated from time to time in accordance with Section 13.3(c)), (b) any substitutions, divisions, continuations, continuations-in-part (but only to the extent that they cover the same invention claimed in the foregoing), reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such Patents described in (a) or (b), and (c) any foreign or international equivalent in the TPTX Territory of any of the Patents described in (a) or (b).

1.87 “[***] Sequence” means the sequence of the [***] referred to as [***], as specified in Schedule 1.87.

1.88 “[***] Patent” has the meaning set forth in Section 13.3(b)(i).

1.89 “[***] Patent Family” means (a) the Patents listed under “[***] Patent Family” in Schedule 1.83 (as may be updated from time to time in accordance with Section 13.3(c)), (b) any substitutions, divisions, continuations, continuations-in-part (but only to the extent that they cover the same invention claimed in the foregoing), reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such Patents described in (a) or (b), and (c) any foreign or international equivalent in the TPTX Territory of any of the Patents described in (a) or (b).

1.90 “Local Study” means [***]

[***] = Certain Confidential Information Omitted

[***].

1.91 “Losses” has the meaning set forth in Section 12.1.

1.92 “MAA” means (a) a Marketing Authorization Application (as more fully defined in 21 C.F.R. §314.5, et seq.) or a Biologics License Application (as more fully defined in 21 C.F.R. §601.2), as applicable, submitted to the FDA or (b) the equivalent application(s) filed with any Regulatory Authority in any jurisdiction outside the U.S. for approval to market and sell a new drug or biologic in such jurisdiction; in each case, including all amendments and supplements to any of the foregoing.

1.93 “MAA Approval” means (a) with respect to an MAA for the Product submitted to the FDA, the approval of such MAA by the FDA; or (b) with respect to an MAA for a Product filed with the applicable Regulatory Authority in any jurisdiction outside the U.S., the approval of such MAA by such Regulatory Authority.

1.94 “Major Market Country” means [***].

1.95 “Manufacture” or “Manufacturing” or “Manufactured” means all operations involved in the manufacturing, filling and finishing, quality control testing (including in-process, release and stability testing, if applicable), storage, releasing, packaging, and labeling.

1.96 “Manufacturing Technology Transfer” has the meaning set forth in Section 4.2(b).

1.97 “Manufacturing Technology Transfer Plan” has the meaning set forth in Section 4.2(a).

1.98 “Milestone Events” means Development Milestone Events or Annual Net Sales Milestone Events.

1.99 “Milestone Payments” means Development Milestone Payments or Annual Net Sales Milestone Payments.

1.100 “Missing ROFN Data Notice” has the meaning set forth in Section 2.7.

1.101 [***].

1.102 “Net Sales” means [***]:

(a) [***];

[***] = Certain Confidential Information Omitted

(b) [***];

(c) [***];

(d) [***]; and

(e) [***].

[***].

The transfer of a Product to an Affiliate, Sublicensee, or other Third Party (i) in connection with the Development or testing of a Product (including the conduct of clinical studies), (ii) for purposes of distribution as promotional samples, (iii) for indigent or similar public support or compassionate use programs, or (iv) by and between TPTX and its Affiliates or Sublicensees will not, in any case, be considered a Net Sale of a Product under this Agreement. Subject to the foregoing, any sales income received by TPTX, its Affiliates or Sublicensees for the Product prior to or after Regulatory Approval will be Net Sales and subject to the Royalty Payments under Section 9.4(a).

Net Sales will also include and be deemed to have been made with respect to the Product used by TPTX or any Affiliate, for its own commercial purposes, or transferred to any Third Party for less than what the transferee is then charging in normal arms-length sales transactions; and Net Sales in all such cases will be deemed to have been made at the prices therefor at which the Product is then being sold to the customers of such user or transferor (or of TPTX, if an Affiliate is a user but not a seller) in arms-length sales transactions. For clarity, in the event the Product is sold in an arms-length transaction to a governmental agency, a group purchase entity or any other entity having the bargaining power to negotiate the purchase price below normal retail price in transactions of lesser volume, Net Sales will be calculated based on the actual price negotiated and agreed to for such agency or entity and not be based on the price charged in other arms-length sales transactions.

To the extent that TPTX or any of its Affiliates, or Sublicensees, provides to the purchasing Third Party discounts or allowances that are applicable to purchases of the Product and one or more other products (such as in a “bundled sale” arrangement), such discounts and allowances will be allocated between the Product (for purposes of the deductions used in calculating Net Sales as above) and such other products in an equitable and commercially reasonable manner that does not

[***] = Certain Confidential Information Omitted

unfairly or inappropriately bias the level of discounting against the Product (as compared to the other products).

1.103 “NMPA” means the National Medical Products Administration, formerly known as the China Food and Drug Administration, and local or provincial counterparts thereto, and any successor agency(ies) or authority thereto having substantially the same function.

1.104 “Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

1.105 “Patents” means (a) all national, regional and international patents and patent applications, including any provisional patent application, (b) any patent application claiming priority from such patent application or provisional patent applications, including divisions, continuations, continuations-in-part, additions, (c) any patent that has issued or in the future issues from any of the foregoing patent applications, including any utility or design patent or certificate of invention, and (d) re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates and equivalents to any of the foregoing.

1.106 “Person” means any individual, sole proprietorship, corporation, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, trust or any other private, public or governmental entity.

1.107 “Pharmacovigilance Agreement” has the meaning set forth in Section 6.11(a).

1.108 “Phase 1 Clinical Study” means a Clinical Trial of the Product conducted in healthy human subjects or patients with the disease or condition under study to generate information on product safety and tolerability (as a primary purpose), and as applicable pharmacological activity or pharmacokinetics, as more fully described in, 21 C.F.R. §312.21(a) (as amended from time to time) with respect to a Clinical Trial in the U.S. or equivalent law or regulation with respect to a Clinical Trial in any jurisdiction outside the U.S.

1.109 “Phase 2 Clinical Study” means a Clinical Trial of the Product following one or more Phase 1 Clinical Studies conducted in the target patient population for an Indication under study to evaluate the safety, efficacy, and dose-ranging of the Product, which Clinical Trial is prospectively designed to generate data that is sufficient (if successful) to commence a Phase 3 Clinical Study or to file for accelerated MAA Approval, as more fully described in 21 C.F.R. §312.21(b) (as amended from time to time) with respect to a Clinical Trial in the U.S. or equivalent law or regulation with respect to a Clinical Trial in any jurisdiction outside the U.S.

1.110 “Phase 3 Clinical Study” means a Clinical Trial of the Product following one or more Phase 2 Clinical Studies conducted with a defined dose or set of defined doses of the Product on sufficient numbers of human patients, which Clinical Trial is prospectively designed to demonstrate with statistical significance that the Product is safe and effective for use in the Indication under study and to support the filing for MAA Approval of the Product for such Indication, as more fully described in 21 C.F.R. §312.21(c) (as amended from time to time) with respect to a Clinical Trial in the U.S. or equivalent law or regulation with respect to a Clinical Trial in any jurisdiction outside the U.S.

[***] = Certain Confidential Information Omitted

1.111 “PMDA” means the Japanese Pharmaceutical and Medical Device Administration or any successor agency thereto.

1.112 “PRC” means the People’s Republic of China, including mainland China, Hong Kong Special Administration Region, Macau Special Administration Region, and Taiwan.

1.113 “Product” means any pharmaceutical preparation [***].

1.114 “Product Marks” has the meaning set forth in Section 8.3.

1.115 “Prosecution” means, with respect to a Patent, the filing, preparation, prosecution (including conducting all correspondence and interactions with any patent office and seeking, conducting and defending all any interferences, inter partes reviews, reissue proceedings, reexaminations, and oppositions and similar proceedings), and maintenance thereof, including obtaining patent term extensions, regulatory exclusivity, supplemental protection certificates, or their equivalents with respect thereto. When used as a verb, “Prosecute” and “Prosecuting” mean to engage in Prosecution. “Prosecution”, “Prosecute”, and “Prosecuting” exclude any enforcement action with respect to a Patent.

1.116 “Public Official” has the meaning set forth in Section 11.5(d).

1.117 “Regulatory Approval” means, with respect to the Product in a region or a country, the approvals from the necessary Governmental Authority to import, market and sell such Product in such region (but excluding pricing approvals and reimbursement approvals).

1.118 “Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for the Product, including the FDA, EMA, NMPA, and any corresponding national or regional regulatory authorities.

1.119 “Regulatory Exclusivity” means marketing or data exclusivity rights conferred by the applicable Regulatory Authority under Applicable Law in a country or jurisdiction on the holder of an approved MAA for a pharmaceutical product in such country or jurisdiction to prevent Third Parties from Commercializing such Product (other than Patent rights), including regulatory data exclusivity, orphan drug exclusivity, new chemical entity exclusivity and pediatric exclusivity.

1.120 “Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including Regulatory Approvals, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to a Product.

1.121 “Remedial Action” has the meaning set forth in Section 6.13.

1.122 “Replacement Site” has the meaning set forth in Section 5.6.

[***] = Certain Confidential Information Omitted

1.123 “Retained Rights” has the meaning set forth in Section 2.2.

1.124 “ROFN” has the meaning set forth in Section 2.7.

1.125 “ROFN Data Package” means, with respect to each ROFN Program, a summary of all results of Development activities conducted by or on behalf of LaNova or its Affiliates with respect to such ROFN Program [***].

1.126 “ROFN Development Candidate” has the meaning set forth in Section 2.7.

1.127 “ROFN Exercise Notice” has the meaning set forth in Section 2.7.

1.128 “ROFN Exercise Period” has the meaning set forth in Section 2.7.

1.129 “[***]” has the meaning set forth in Section 2.7.

1.130 “ROFN Negotiation Period” has the meaning set forth in Section 2.7.

1.131 “ROFN Offer Notice” has the meaning set forth in Section 2.7.

1.132 “[***]” has the meaning set forth in Section 2.7.

1.133 “ROFN Program” has the meaning set forth in Section 2.7.

1.134 “Royalty Payment” has the meaning set forth in Section 9.4(a).

1.135 “Royalty Term” has the meaning set forth in Section 9.4(b).

1.136 “Senior Executive” means (a) with respect to LaNova, its Chief Executive Officer (or one of his or her direct reports having authority to agree to a final resolution of a disputed matter under this Agreement) and (b) with respect to TPTX, its Chief Executive Officer (or one of his or her direct reports having authority to agree to a final resolution of a disputed matter under this Agreement).

1.137 “Sole Invention” has the meaning set forth in Section 13.1(b).

1.138 “Southeast Asia” means [***].

1.139 “Sublicensee” means a Third Party or Affiliate of TPTX that was granted a sublicense by TPTX under any of the rights or licenses described in Section 2.1. For clarity, a Third Party or any Affiliate of TPTX that was granted a sublicense by a Sublicensee will also be deemed a Sublicensee.

1.140 “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon). For clarity, Taxes includes VAT.

[***] = Certain Confidential Information Omitted

1.141 “Technical Assistance” has the meaning set forth in Section 4.3(a).

1.142 “Technical Assistance Period” has the meaning set forth in Section 4.3(a).

1.143 “Technology Access Fee” has the meaning set forth in Section 9.1.

1.144 “Technology Transfer” has the meaning set forth in Section 4.2(b).

1.145 “Term” has the meaning set forth in Section 14.1(a).

1.146 “Third Party” means an entity other than (a) TPTX and its Affiliates or (b) LaNova and its Affiliates.

1.147 “Third Party Infringement Claim” has the meaning set forth in Section 13.3(f).

1.148 “TPTX” has the meaning set forth in the preamble of this Agreement.

1.149 “TPTX Acquisition Party” has the meaning set forth in Section 2.6(b)(ii).

1.150 “TPTX Competing Product” means [***].

1.151 “TPTX Indemnitee(s)” has the meaning set forth in Section 12.2.

1.152 “TPTX IP” means any and all Know-How and Patents Controlled by TPTX or its Affiliates (a) as of the Effective Date or (b) at any time during the Term that are, in each case, (i) not Improvements and (ii) actually used by or on behalf of TPTX or its Affiliates for conducting the Global Studies.

1.153 “TPTX Territory” means worldwide, excluding the LaNova Territory

1.154 “Transition Period” has the meaning set forth in Section 14.10(b)(iv).

1.155 “U.S.” means the United States and its territories.

1.156 “U.S. Dollars” or “$” means United States dollars, the lawful currency of the U.S.

1.157 “Valid Claim” means (a) a claim of an issued and unexpired Patent included within the Licensed Patents (including any Patent to the extent covering any of LaNova’s Sole Inventions, but excluding any Patent to the extent covering any of TPTX’s Sole Inventions or Joint Patents, in the TPTX Territory) that has not been permanently revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is not appealable or is not appealed within the time allowed for appeal, and has not been abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) a claim of a pending Patent application included within the Licensed Patents (including any Patent covering an Improvement and any Joint Patent) in the TPTX Territory that (i) would cover the Licensed Molecule or Product (including the composition of matter, formulation, or method of use thereof) in the TPTX Territory if such claim was to issue, (ii) has not been pending for more

[***] = Certain Confidential Information Omitted

than [***] years from its filing date, and (iii) (A) has not been cancelled, withdrawn or abandoned or (B) finally rejected by an administrative agency action from which no appeal can be taken or that has not been appealed within the time allowed for appeal.

1.158 “VAT” means value-added taxes or other similar taxes.

Article 2

LICENSES; NON-COMPETE; RIGHTS OF FIRST NEGOTIATION

2.1 License Grant to TPTX. Subject to the terms and conditions of this Agreement, LaNova hereby grants to TPTX:

(a) an exclusive (even as to LaNova and its Affiliates), royalty-bearing license, with the right to grant sublicenses (solely in accordance with Section 2.3), under the Licensed Technology to Develop, use, register, sell, offer for sale, import, and otherwise Commercialize the Product (including the Licensed Molecule contained therein) in the Field in the TPTX Territory;

(b) a non-exclusive, royalty-bearing, and worldwide license, with the right to grant sublicenses (solely in accordance with Section 2.3), under the Licensed Manufacturing Technology to Manufacture and have Manufactured the Product (including the Licensed Molecule contained therein), solely for use in the Development, use, registration, sale, offer for sale, import, or other Commercialization of the Product (including the Licensed Molecule contained therein) in the Field in the TPTX Territory; and

(c) to the extent that the Global Studies will be conducted [***] under the Global Development Plan in accordance with Section 5.2(b), a non-exclusive license, with the right to grant sublicenses (solely in accordance with Section 2.3), under [***] solely for the purpose of conducting such Development Activities (as defined below) in accordance with the Global Development Plan in such country or region [***].

[***].

2.2 [***].

[***] = Certain Confidential Information Omitted

2.3 Right to Sublicense

(a) General. TPTX has the right, without LaNova’s consent or approval, to grant sublicenses under the licenses granted in Section 2.1 solely as follows: (i) from and after the Effective Date, to its Affiliates (except that such sublicense will automatically terminate from and after the time that such entity ceases to be an Affiliate of TPTX), CROs or CMOs; and (ii) from and after the [***] anniversary of the Effective Date, to any Third Party, in each case of (i) and (ii), for the sole purpose of performing TPTX’s obligations or exercising TPTX’s rights with respect to the Product in accordance with this Agreement.

(b) Restrictions. Each sublicense will be subject to a written agreement that is consistent with the terms and conditions of this Agreement as applicable to the scope of the sublicense granted, and TPTX will remain fully responsible for compliance by its Sublicensees with the terms and conditions of this Agreement applicable to such Sublicensees. TPTX may fulfill any of its obligations under this Agreement itself or through its Affiliates, subcontractors and Sublicensees, provided, however that TPTX will remain directly responsible for all its obligations under this Agreement, regardless of whether any such obligation is delegated, subcontracted or sublicensed to any of its Affiliates, subcontractors, or Sublicensees. Any breach of the terms or conditions of this Agreement by any Affiliate, subcontractor, or Sublicensee of TPTX will be deemed a direct breach by TPTX of such terms or conditions, which breach will be subject to the opportunity to cure following notice of breach. TPTX will, prior to engaging any Third Party as a Sublicensee, enter into a written agreement with such Sublicensee containing terms and conditions that: (i) require such Sublicensee to protect and keep confidential any Confidential Information of the Parties, including in accordance with Article 10; and (ii) do not impose any payment obligations or liability on LaNova. TPTX will provide a true copy of the complete executed agreement with each Sublicensee to LaNova within [***] days after the execution of such sublicense agreement, or where such sublicense agreement will not become effective until regulatory clearance is obtained, within [***] days after the date on which such sublicense agreement becomes effective; provided that TPTX will be permitted to redact commercially sensitive terms of any such agreement which terms are not necessary for LaNova to confirm TPTX’s compliance with its obligations hereunder.

2.4 License Grant to LaNova. Subject to the terms and conditions of this Agreement, TPTX hereby grants to LaNova an exclusive, fully paid-up and royalty free, license, with the right to grant sublicenses (through multiple tiers), under the TPTX IP to the conduct its obligations (if any) with respect to the Global Studies [***] pursuant to Section 5.2.

2.5 No Implied Licenses; Negative Covenant. Except as set forth herein, nothing in this Agreement grants any license or other intellectual property interest of either Party to the other Party, by implication or otherwise, under any Know-How, trademarks, Patents of the other Party. Each Party may not, and may not permit any of its Affiliates or sublicensees to, practice any Patent or Know-How licensed to it by the other Party outside the scope of the licenses granted to it under this Agreement.

2.6 Non-Compete

(a) Non-Compete

[***] = Certain Confidential Information Omitted

[***] = Certain Confidential Information Omitted

(i) Non-Compete by TPTX. Except as provided in Section 2.6(b) below or otherwise expressly contemplated under this Agreement (including any transaction between the Parties as contemplated in Sections 2.7 and 2.8), TPTX will not, and will cause its controlled Affiliates and require its Sublicensees not to, engage in (independently or for or with any Third Party) any clinical Development, use or Commercialization of any TPTX Competing Product in the Field in the TPTX Territory other than the Licensed Molecule and the Product in the Field in the TPTX Territory as permitted under this Agreement. Such obligations will commence as of the Effective Date and continue [***].

(ii) Non-Compete by LaNova. Except as provided in Section 2.6(b) below or otherwise expressly contemplated under this Agreement (including any transaction between the Parties as contemplated in Sections 2.7 and 2.8), LaNova will not, and will cause its Affiliates and require its licensees and sublicensees with respect to the Licensed Molecule or the Product not to, engage in (independently or for or with any Third Party) any clinical Development, use or Commercialization in the Field in the TPTX Territory of any LaNova Competing Product (including through any license or grant of rights to any Third Party with respect to any LaNova Competing Product or to any antibody incorporated in a LaNova Competing Product), other than the Licensed Molecule and the Product as permitted under the Retained Rights. Such obligations will commence as of the Effective Date and continue [***]

(iii) For clarity, a breach by a Party of its obligations under this Section 2.6(a) will constitute a material breach by such Party of this Agreement.

(b) Effects of Change of Control

(i) Change of Control of LaNova. LaNova will not be in breach of the restrictions set forth in Section 2.6(a) if LaNova undergoes a Change of Control with a Third Party (such Third Party, together with its pre-Change of Control Affiliates, the “LaNova Acquisition Party”) that is (either directly or through any Third Party) clinically Developing, using or Commercializing one or more LaNova Competing Products prior to such Change of Control [***]. LaNova Competing Products being Commercialized by the LaNova Acquisition Party prior to the Change of Control are referred to herein as “LaNova Excluded Products.” The LaNova Acquisition Party may continue to Commercialize such LaNova Excluded Products in the TPTX Territory following the Change of Control; provided that LaNova and the LaNova Acquisition Party (A) institute, implement, and maintain commercially reasonable technical and administrative safeguards to ensure the applicable requirements set forth in Section 2.6(a) are met and the Development, use and Commercialization activities with any such LaNova Excluded Product are segregated from the Development, Manufacture, use, Commercialization and other exploitation of the Product, including by creating “firewalls” to prevent disclosure of non-public plans or non-public information relating to the Licensed Technology or the Product or any Confidential Information of TPTX, to any personnel (including sales teams) of LaNova, its

[***] = Certain Confidential Information Omitted

Affiliates or LaNova Acquisition Party (and its Affiliates), who are conducting any activities with such LaNova Excluded Products and (B) limit the disclosure of any Confidential Information of TPTX to personnel (including sales teams) of the LaNova Acquisition Party (or its Affiliates) on a need-to-know basis and only those personnel not working on such LaNova Excluded Products.

(ii) Change of Control of TPTX. If TPTX undergoes a Change of Control with a Third Party (such Third Party, and together with such TPTX Acquiror’s pre-Change of Control Affiliates, the “TPTX Acquisition Party”) that is (either directly or through any Third Party) Developing or Commercializing one or more TPTX Competing Products prior to such Change of Control [***] or is performing any Competing Activities at the closing of such transaction, TPTX will promptly (but no later than [***] days following such closing) provide written notice to LaNova of such Change of Control (which notification will also identify and describe in reasonable detail the applicable Competing Activities). LaNova will have the right to terminate this Agreement with an immediate effect upon written notice to TPTX at any time after twelve (12) months following such closing unless, by the end of such twelve (12)-month period, TPTX or TPTX Acquisition Party has (A) divested, or caused their respective Affiliate to have divested, whether by license or otherwise, its interest in all such TPTX Competing Products or (B) terminated the corresponding performance of any Competing Activities with respect to all such TPTX Competing Products, and provided LaNova with written confirmation of such divestment or termination. [***].

2.7 Rights of First Negotiation. Subject to the terms and conditions of this Agreement, LaNova hereby grants to TPTX the first right to negotiate (each, a “ROFN”) to obtain an exclusive license to Develop, use, Manufacture, and Commercialize (and participate in the Development in collaboration with LaNova if mutually agreed by the Parties), (a) [***]; (b) [***]; or (c) [***] (each (a), (b), and (c), a “ROFN Program”). LaNova will promptly provide TPTX with written notice (each, a “ROFN Offer Notice”) within a reasonable period after LaNova selects a development candidate for any ROFN Program (each such development candidate specified in a ROFN Offer Notice, a “ROFN Development Candidate”) and provides the applicable ROFN Data Package to TPTX. [***]. TPTX will have [***]

[***] = Certain Confidential Information Omitted

days following the later of (A) LaNova’s delivery of each such ROFN Offer Notice and provision of such ROFN Data Package and [***] to the extent such data or information does not exist or is otherwise unavailable, LaNova’s delivery of written notice to TPTX that such data or information is non-existent or unavailable (the “ROFN Exercise Period”) [***]. With respect to each ROFN Program, (i) [***], and (ii) [***]. Notwithstanding anything to the contrary herein, the ROFN will automatically expire and LaNova will not have any further obligations to TPTX under this Section 2.7, upon the [***]. For clarity, nothing in this Section 2.7 will restrict LaNova from [***]. LaNova will, through the JSC (or JDC or other applicable Committee), keep TPTX reasonably informed about each of the ROFN Programs.

2.8 Additional ADC Programs. The Parties may collaborate on up to three (3) programs for the identification, discovery, research or development of any ADC (other than the Licensed Molecule or Product) using any proprietary technology of LaNova or its Affiliates (each, an “Additional ADC Program”), which programs may be initiated or proposed by either Party to the other Party, as contemplated by this Section 2.8. [***]. The Parties may, through the JSC (or JDC or other applicable Committee), discuss possible Additional ADC Programs of interest. During the [***] months following the Effective Date, LaNova will in good faith discuss and

[***] = Certain Confidential Information Omitted

negotiate with TPTX for the grant to TPTX of an exclusive license in the Field and in the TPTX Territory, which may include a collaboration with LaNova if agreed by the Parties, for up to three (3) such Additional ADC Programs. [***].

Article 3

GOVERNANCE

3.1 Alliance Managers. Within [***] days following the Effective Date, each Party will appoint (and notify the other Party of such appointment) a representative to act as its alliance manager regarding Development and Manufacture of the Product in the TPTX Territory and in the LaNova Territory under this Agreement (each such individual appointed, an “Alliance Manager”). The Alliance Managers will serve as the primary contact points between the Parties and will (a) facilitate the flow of information; (b) otherwise promote communication, coordination and collaboration between the Parties by providing single points of contact for communication by and between the functions/subject matter experts for seeking consensus both internally within each Party’s respective organization, including facilitating review of external corporate communications, and raising cross-Party or cross-functional disputes in a timely manner; and (c) manage the JSC (and any other Committee) meetings by (i) calling meetings; (ii) preparing and issuing minutes of each such meeting within [***] Business Days thereafter; and (iii) preparing and circulating an agenda for the upcoming meeting, in each case at the direction of and in consultation with the then-current chairperson. Each Party may remove and replace its Alliance Manager at any time by written notice to the other Party.

3.2 Committees.

(a) Joint Steering Committee. Within [***] days following the Effective Date, LaNova and TPTX will establish a joint steering committee (“Joint Steering Committee” or “JSC”) to oversee the Development and Manufacture of the Product in the Field in the TPTX Territory and in the LaNova Territory, to resolve any disputes of the JDC, JMC (each, as defined below) or any other subcommittee of the JSC and to serve as a forum for the exchange and discussion of information with respect thereto.

[***] = Certain Confidential Information Omitted

(b) Joint Development Committee; Joint Manufacturing Committee. Within [***] days following the Effective Date, LaNova and TPTX will establish as subcommittees of the JSC (i) a joint development committee (“Joint Development Committee” or “JDC”) to review and oversee the Development of the Product in the Field in the TPTX Territory and the LaNova Territory and to serve as a forum for the exchange and discussion of information with respect thereto, and (ii) a joint manufacturing committee (“Joint Manufacturing Committee” or “JMC”) to oversee the Manufacture of the Product in the Field in the TPTX Territory and, with respect to Global Studies, in the LaNova Territory and to serve as a forum for the exchange and discussion of information with respect thereto.

(c) Duties of Committees.

(i) The JSC will be responsible for:

(1) establishing the JDC and the JMC pursuant to Section 3.2 and such other subcommittees as necessary or advisable to undertake any of the responsibilities of the JSC delegated to such subcommittee by the JSC or to further the purpose of this Agreement;

(2) overseeing and managing the strategic direction of the collaboration between the Parties with respect to the Product in the Field pursuant to this Agreement;

(3) reviewing and monitoring the progress of Development, Manufacturing and regulatory activities with respect to the Product in the Field in the TPTX Territory and the LaNova Territory and recommendations from the JDC, JMC or other subcommittee of the JSC with respect to any such matter;

(4) resolving any matter within the authority of the JDC, JMC or other subcommittee of the JSC on which the applicable Committee cannot reach a decision as to such matter; and

(5) undertaking such other matters as are specifically assigned to the JSC in this Agreement.

(ii) The JDC will be responsible for:

(1) developing and reviewing Development and regulatory strategy for the Product in the TPTX Territory and the LaNova Territory;

(2) reviewing and commenting on all clinical development activities proposed to be conducted by or on behalf of TPTX or LaNova with respect to the Product;

(3) reviewing and commenting on the Global Development Plan or any amendment thereto, as applicable, and reviewing and discussing any changes in the scope or direction of the Development work with the Product to be performed under this Agreement that would be a material deviation from the Global Development Plan;

[***] = Certain Confidential Information Omitted

(4) reviewing and commenting on the Global Studies of the Product proposed to be conducted by or on behalf of the Parties;

(5) serving as the principal means by which TPTX keeps LaNova reasonably informed regarding TPTX’s Development plans, efforts and results with respect to the Product in the TPTX Territory;

(6) serving as the principal means by which LaNova keeps TPTX reasonably informed regarding LaNova’s Development plans, efforts and results with respect to the Product in the Field in the LaNova Territory; and

(7) undertaking such other matters as are specifically assigned to the JDC in this Agreement.

(iii) The JMC will be responsible for:

(1) reviewing and commenting on all Manufacturing activities proposed to be conducted by or on behalf of TPTX or LaNova with respect to the Product; and

(2) undertaking such other matters as are specifically assigned to the JMC in this Agreement.

(d) Membership. Each Committee will be composed of [***] representatives of each of LaNova and TPTX. Each Party will appoint its initial [***] Committee representatives by written notice to the other Party within [***] days of the Effective Date. Either Party may remove and replace its respective Committee representatives at any time with prior written notice to the other Party; provided that each Party will ensure that, at all times during the existence of a Committee, such Party’s Committee representatives (initial or replacement) have appropriate expertise and sufficient seniority within the applicable Party to make recommendations and decisions arising within the scope of the applicable Committee’s responsibilities. With respect to the JSC, each Party will ensure that at all times during the existence of the JSC, such Party’s JSC representatives (initial or replacement) (i) have the authority to bind such Party with respect to matters within the purview of the JSC, and (ii) at least [***] of each Party’s JSC representatives is a member of such Party’s senior management.

(e) Meetings. Each Committee will meet at least [***], or more or less often as otherwise agreed to by the Parties. Responsibility for chairing Committee meetings will alternate between the Parties. The chair for any Committee meeting will not have any greater authority than any other representative of either Party on such Committee. All Committee meetings may be conducted by telephone, video-conference, or in person; provided, however, that each Committee will meet in person at least [***], unless the Parties mutually agree to meet by alternative means. Unless otherwise agreed by the Parties, all in-person meetings for a Committee will be held on an alternating basis between the facilities of each Party. Each Party will bear its own personnel and travel costs and expenses relating to participation in Committee meetings. Upon each Party’s invitation, a reasonable number of additional representatives of such Party may attend Committee meetings in a non-voting capacity.

[***] = Certain Confidential Information Omitted

(f) Minutes. The chair of each Committee meeting will be responsible for ensuring definitive minutes of such Committee meeting are prepared and will circulate a draft of the minutes of such meeting to all members of such Committee for comments within [***] days after such meeting. Such minutes will provide a description, in reasonable detail, of the discussions at the meeting and will document all actions and determinations approved by the Committee at such meeting. The Parties will promptly discuss any comments on such minutes and finalize the minutes no later than the date of the next applicable Committee meeting.

(g) Decision-Making. Decisions of a Committee will be made by unanimous vote, with each Party’s representatives on such Committee collectively having one vote. No vote of a Committee may be taken unless at least one of each Party’s representatives is present for such Committee vote. Notwithstanding any other provision of this Agreement to the contrary, no Committee will have decision-making authority whatsoever with regard to [***]. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JDC, JMC or other subcommittee of the JSC, the applicable Committee cannot reach a decision as to such matter, such Committee will bring the matter to the attention of the JSC for resolution. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach a decision as to such matter within [***] days after such matter was brought to the JSC for resolution, then:

(i) subject to Section 3.2(g)(ii), LaNova will have final decision-making authority for matters relating to [***];

(ii) if TPTX reasonably believes [***], the matter shall be referred to the Parties’ respective Alliance Managers, who will promptly meet and attempt in good faith to resolve such matter within [***] days. If such Alliance Manager are unable to resolve such matter within such [***] day period, then, at the written request of either Party, the matter will be referred to the Parties’ respective Senior Executives, who will promptly meet and attempt in good faith to resolve such matter within [***] days. If such Senior Executives are unable to resolve such matter within such [***] day period, then the [***].

(iii) subject to Section 3.2(g)(iv), TPTX will have final decision-making authority for matters relating to [***];

[***] = Certain Confidential Information Omitted

(iv) if LaNova reasonably believes [***] (A) [***], (B) [***], or (C) [***], the matter shall be referred to the Parties’ respective Alliance Managers, who will promptly meet and attempt in good faith to resolve such matter within [***] days. If such Alliance Manager are unable to resolve such matter within such [***] day period, then, at the written request of either Party, the matter will be referred to the Parties’ respective Senior Executives, who will promptly meet and attempt in good faith to resolve such matter within [***] days. If such Senior Executives are unable to resolve such matter within such [***] day period, then [***]. For clarity, TPTX will have final decision-making authority [***], and LaNova will have final decision-making authority [***].

(v) A Party’s Senior Executive, in the exercise of his or her decision-making authority, will give good faith consideration to, and take into account, the other Party’s position. Notwithstanding any other provision of this Article 3 to the contrary, neither any Committee, including the JSC, nor a Senior Executive in the exercise of the foregoing decision-making authority, will have the right: (A) to modify or amend the terms and conditions, or waive any term or condition, of this Agreement; (B) to determine any issue in a manner that would conflict with the terms and conditions of this Agreement; (C) to make any determination that a Party is in breach (or not) of this Agreement; or (D) to make a decision that is expressly stated to require the mutual written agreement or mutual written consent of the Parties. The Parties intend that all matters within the scope of a Committee’s decision-making authority will be resolved by the Parties in accordance with this Section 3.2(g), and no matter within the scope of a Committee’s authority will be subject to the dispute resolution provisions set forth in Section 15.4.

3.3 Scope of Governance. Notwithstanding the creation of a Committee, each Party will retain the rights, powers and discretion granted to it hereunder, and not Committee will be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein. No Committee will have the power to amend or modify this Agreement, and no decision of a Committee will be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by a Committee are only those specific issues that are expressly provided in this Agreement to be decided by such Committee.

[***] = Certain Confidential Information Omitted

Article 4

TECHNOLOGY TRANSFERS

4.1 Licensed Know-How Transfer. LaNova will, within [***] days after LaNova’s receipt of the Technology Access Fee, disclose or make available to TPTX all Licensed Know-How that exists as of such date (the “Licensed Know-How Transfer”). During the Term, LaNova shall provide or make available to TPTX as promptly as practicable any additional Licensed Know-How, to the extent that such Licensed Know-How comes to LaNova’s attention (or is reasonably requested by TPTX) and has not previously been provided or made available to TPTX.

4.2 Manufacturing Technology Transfer.

(a) The Parties (through the JSC or JMC) will establish and approve a plan and budget pursuant to which LaNova will perform technology transfer with respect to the Licensed Manufacturing Technology (as may be amended, the “Manufacturing Technology Transfer Plan”). The Manufacturing Technology Transfer Plan will describe the Licensed Manufacturing Technology and any and all other subject matter to be transferred hereunder, including the anticipated timelines for completing such transfers.

(b) Upon request from TPTX, which may be made at any time [***] Clinical Study, LaNova will, within [***] days after LaNova’s receipt of such request and in accordance with the Manufacturing Technology Transfer Plan (including the budget therein), disclose or make available, or cause its CMO(s) to disclose or make available, to TPTX or its designee(s) all Licensed Manufacturing Technology that exists as of such date (the “Manufacturing Technology Transfer,” and together with the Licensed Know-How Transfer, the “Technology Transfer”). [***].

4.3 Technical Assistance

(a) LaNova will conduct and provide to TPTX or its designee(s) reasonable technical support with respect to such Technology Transfer (such conduct and technical support, “Technical Assistance”) (i) [***] and (ii) [***]. During the Technical Assistance Period, LaNova will provide Technical Assistance up to [***] hours to TPTX [***], provided that, [***].

[***] = Certain Confidential Information Omitted

Any additional Technical Assistance in excess of such [***] hours reasonably requested by TPTX and agreed by LaNova during or following the Technical Assistance Period will be provided by LaNova at a cost of [***] U.S. Dollars ($[***]) per full-time equivalent per [***]. If applicable, LaNova will invoice TPTX for the Technical Assistance provided under this Section 4.3 at the rates set forth in this Section 4.3, and TPTX will pay all such amounts within [***] days after receipt of an applicable invoice from LaNova.

(b) TPTX acknowledges that it may need to directly engage LaNova’s existing CMO(s) to perform services necessary to complete the Manufacturing Technology Transfer contemplated by Section 4.2. [***].

Article 5

DEVELOPMENT

5.1 Diligence and Responsibilities. Each Party will be responsible for, and will use Commercially Reasonable Efforts to conduct, all Development activities of the Product in the Field to be conducted by such Party in accordance with the Global Development Plan [***]. Each Party will perform such obligations under the Global Development Plan in a professional manner, and in compliance in all respects with the Global Development Plan and the requirements of Applicable Laws, GCP, and cGMP. [***].

5.2 Global Studies

(a) Global Development Strategy. [***].

(b) Global Development Plan.

(i) General. The Parties will, subject to the JDC’s review and comment, prepare and agree upon an initial global development plan consistent with Schedule 5.2(a) within [***] days after the Effective Date (as may be extended by written agreement of the Parties) and update such agreed global development plan annually (such global development plan, as initially agreed and as amended in accordance with this Section 5.2(b), the “Global Development Plan”). The Global Development Plan will be focused on the objective of achieving Regulatory

[***] = Certain Confidential Information Omitted

Approval for the Product in the applicable territory, while taking into consideration potential development and commercial impacts on the Product in the other Party’s respective territory. Each Party will keep the JDC regularly and fully informed of the status, progress, and results of its Development and registration efforts.

(ii) [***].

(iii) [***].

(c) [***].

[***] = Certain Confidential Information Omitted

5.3 Local Studies

(a) TPTX will [***], be solely responsible for and have decision-making authority for performance of any Local Study (including handling relevant Regulatory Submissions for any Local Studies) in the TPTX Territory at its own cost, as applicable, in accordance with Article 6. Each such Local Study will be conducted in accordance with a study protocol approved by any relevant Regulatory Authority and Applicable Laws in the TPTX Territory.

(b) [***].

(c) Each Party will have the final say with respect to the Local Study in its respective territory taking into account regulatory considerations in such territory.

5.4 Development Reports. Each Party would keep the JDC regularly and reasonably informed of the status, progress, and results of its development and registration efforts. At least within [***] Business Days before each regularly scheduled JDC meeting, each Party will provide the JDC with a written report detailing its Development Activities and the results thereof, including the Local Studies, covering subject matter at a level of detail reasonably requested by the other Party and sufficient to enable the other Party to determine such reporting Party’s compliance with its obligations pursuant to Sections 5.1 and 5.2. Through the JDC, each Party will keep the other Party reasonably informed on the Development of the Product conducted by or on behalf of such Party. In addition, each Party will make available to the other Party such additional information about its Development Activities with respect to the Product as may be reasonably requested by the other Party from time to time. All updates and reports provided by a Party pursuant to this Section 5.4 will be the Confidential Information of such Party.

5.5 Records. Each Party will maintain appropriate records in either tangible or electronic form of all significant Development, Manufacture (in the case of TPTX, after the Manufacturing Technology Transfer), regulatory or Commercialization of a Product, in each case in accordance with its usual documentation and record retention practices. Such records will be in sufficient detail to properly reflect, in a good scientific manner, all significant work done, and the results of studies and trials undertaken and, further, will be at a level of detail appropriate for patent and regulatory purposes. Each Party will document all non-clinical studies and Clinical Trials in formal written study reports according to Applicable Laws and national and international guidelines. Upon a Party’s reasonable request, the other Party will, and will cause its Affiliates and, in the case of TPTX, Sublicensees, to provide to the first Party copies of such records of Development, Manufacture (in the case of TPTX, after the Manufacturing Technology Transfer), regulatory and Commercialization activities to the extent necessary for the Development, Manufacture (in the case of TPTX, after the Manufacturing Technology Transfer), and

[***] = Certain Confidential Information Omitted

Commercialization of the Product in the other Party’s respective territory, including for patent and regulatory purposes. All such records, reports, information and data of a Party provided to the other Party will be the Confidential Information of the providing Party.

5.6 Clinical Trial Audits. Each Party or its representatives may conduct an audit of the other Party, its Affiliates, licensees or sublicensees, or any subcontractors (including Clinical Trial sites) engaged by such other Party or its Affiliates, licensees or sublicensees to perform such other Party’s obligations under any Global Development Plan, in each case, to ensure that the applicable Clinical Trials are conducted in compliance with the Global Development Plan, GCP, and Applicable Laws; provided that in the event any such audit of subcontractors or Clinical Trial sites engaged by such other Party or its Affiliates, licensees or sublicensees requires such other Party’s assistance, such other Party will provide the Party or its representatives with such assistance, to the extent reasonable. Each Party may conduct such audit no more than [***] (unless an additional audit is warranted for cause) upon [***] days’ prior written notice to the other Party. No later than [***] days after the completion of such audit, the auditing Party will provide the other Party with a written summary of the auditing Party’s findings of any deficiencies or other areas of remediation that the auditing Party identifies during any such audit. The audited Party will use Commercially Reasonable Efforts to respond or remediate any such deficiencies within [***] days following such Party’s receipt of such report. Without limiting the foregoing, each Party has the right to be present at any such audit conducted by the other Party pursuant to this Section 5.6 of any of such Party’s licensees, sublicensees, subcontractors or Clinical Trial sites. With respect to any Clinical Trial in the Global Study or Local Study, if the Parties acting reasonably and in good faith agree that any deficiencies with respect to a Clinical Trial site identified pursuant to an audit (each, a “Deficient Site”) may cause a Regulatory Authority to reject or otherwise deem deficient the Clinical Trial data from the conduct of any such Clinical Trial at such Deficient Site, then the Party not controlling the Deficient Site will notify the other Party of such Deficient Site and the Parties will discuss and attempt to agree upon a remediation plan for such Deficient Site. If the Parties cannot agree to such a remediation plan for a Deficient Site, then the Party controlling the Deficient Site will promptly remove such Deficient Site from such Clinical Trial and replace such Deficient Site with a new Clinical Trial site (a “Replacement Site”) in its respective territory, and such Party will be solely responsible for the costs of such replacement (unless not permitted by Applicable Law or for ethical reasons). Any such Replacement Site will be compliant in all respects with Applicable Law.

Article 6

REGULATORY

6.1 Transfer of Ongoing Phase 1 Study. LaNova will transfer all responsibilities for the ongoing Phase 1 Clinical Study with respect to the Product in the U.S. (as further specified in Schedule 6.1) to TPTX promptly following the Effective Date. Prior to transfer of such responsibilities to TPTX, LaNova shall (and it hereby does) transfer and assign to TPTX all right, title and interest in and to the IND filed in LaNova’s name in the U.S., free and clear of any and all liens and encumbrances, and shall file with the FDA any documentation necessary or useful to transfer such IND to TPTX.

[***] = Certain Confidential Information Omitted

6.2 TPTX’s Responsibilities. Subject to Section 6.1, TPTX will be responsible for (a) all regulatory activities leading up to and including the obtaining of the Regulatory Approval for the Product from the Regulatory Authority [***] in the TPTX Territory, at its sole cost and expense, except as set forth in the Global Development Plan; and (b) seek, secure, hold, and maintain all Regulatory Approvals and associated pricing and reimbursement approvals. TPTX will use Commercially Reasonable Efforts to obtain Regulatory Approvals and associated pricing and reimbursement approvals for the Product in the TPTX Territory in accordance with the Global Development Plan, at its sole cost and expense, [***]. TPTX will keep LaNova promptly informed (and in any event within [***] hours for any significant matter) of regulatory developments related to the Product in the TPTX Territory and will promptly notify LaNova in writing of any decision by any Regulatory Authority in the TPTX Territory regarding a Product.

6.3 LaNova Responsibilities. LaNova will be responsible for (a) all regulatory activities leading up to and including the obtaining of the Regulatory Approval for the Product from the Regulatory Authority [***] in the LaNova Territory, at its sole cost and expense, except as set forth in the Global Development Plan; and (b) [***]. LaNova will keep TPTX promptly informed (and in any event within [***] hours for any significant matter) of regulatory developments related to the Product in the LaNova Territory and will promptly notify TPTX in writing of any decision by any Regulatory Authority in the LaNova Territory regarding a Product.

6.4 Review of Regulatory Submissions. Except to the extent prohibited by Applicable Law, each Party will provide to the other Party for review and comment drafts of all Regulatory Submissions in its respective territory (i.e. the TPTX Territory or the LaNova Territory, as applicable) for the Product no later than [***] days prior to the planned submission. Such Party will respond to the other Party within [***] days and shall incorporate any comments received from the other Party on such Regulatory Submissions and will consider in good faith any comments received from such other Party on such Regulatory Submissions. In addition, each Party will notify the other Party of any material Regulatory Submissions for the Product related thereto submitted to or received from any Regulatory Authority in its respective territory (i.e. the TPTX Territory or the LaNova Territory, as applicable) and will provide the other Party with copies thereof as soon as reasonably practicable. If any such Regulatory Submission, comment, or correspondence is not in English, then, in addition to a copy thereof in its original language, (a) each Party will also provide the other Party with an English summary thereof within the corresponding timelines as set forth in this Article 6 at its cost; and (b) upon the other Party’s reasonable request, provide such other Party with an English translation thereof at its cost.

6.5 Notice of Meetings. Each Party will provide the other Party with notice of any meeting or discussion with any Regulatory Authority in the TPTX Territory related to any Product, when possible, no later than [***] Business Days after receiving notice thereof. At the notifying Party’s request, the other Party will reasonably cooperate with the notifying Party in preparing for any such meeting or discussion. The notifying Party will provide to the other Party a written summary of such meeting or discussion in English promptly following the issuance or approval of the corresponding official minutes by the applicable Regulatory Authority.

[***] = Certain Confidential Information Omitted

6.6 Notice of Regulatory Action. If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of a Party relating to any Product, then such Party will notify the other Party of such contact, inspection, or notice or action within [***] Business Days after receipt of such notice (or, if action is taken without notice, within [***] Business Days of TPTX becoming aware of such action).

6.7 Cooperation. Each Party will reasonably cooperate with the other Party in obtaining any Regulatory Approvals for a Product in the other Party’s respective territory by providing, to the extent reasonably requested by the other Party, access to Regulatory Approvals, Regulatory Submissions, clinical data, and other data, information, and documentation relating to the Product pursuant to Article 5. In addition, upon the other Party’s reasonable request, the other Party will, and will cause its Affiliates and licensees or sublicensees, as applicable (to the extent permitted in such licensees’ or sublicensees’ agreement with such Party), to provide to such other Party copies of such records of Development, Manufacturing, and Commercialization activities to the extent necessary or reasonably useful to obtain Regulatory Approval of the Product in such other Party’s respective territory, except to the extent prohibited by Applicable Law in an applicable jurisdiction.

6.8 No Harmful Actions. If either Party believes that the other Party is taking or intends to take any action with respect to a Product that could have a material adverse impact upon the regulatory status of the Product outside its respective territory, such Party has the right to bring the matter to the attention of the JDC and the Parties will discuss in good faith to resolve such concern.

6.9 Notification of Threatened Action. Each Party will, within [***] Business Day, notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Third Party, which would reasonably be expected to affect the safety or efficacy claims of any Product or the continued marketing of any Product (as to LaNova’s notification obligation, only to the extent it would reasonably be expected to affect the TPTX Territory). Upon receipt of such information, the Parties will consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action with respect to the TPTX Territory.

6.10 Right of Reference

(a) TPTX hereby grants to LaNova the right of reference to all Regulatory Submissions pertaining to the Product in the Field submitted by or on behalf of TPTX or its Affiliates (and all data contained or referenced therein), with the right to grant further rights of reference to LaNova’s licensees and their sublicensees with respect to Products. LaNova and its Affiliates (and any licensee or sublicensee to whom it or they may grant a further right of reference) may use the right of reference to TPTX’s Regulatory Submissions in the Field solely for the purpose of seeking, obtaining and maintaining the Regulatory Approval of the Product in the LaNova Territory.

(b) LaNova hereby grants to TPTX the right of reference to all Regulatory Submissions pertaining to the Product in the Field submitted by or on behalf of LaNova or its Affiliates (to the extent included in the definition of Licensed Know-How) (and all data contained or referenced therein), with the right to grant further rights of reference to Sublicensees. TPTX and its Affiliates (and any Sublicensee to whom it may grant a further right of reference) may use such

[***] = Certain Confidential Information Omitted

[***] = Certain Confidential Information Omitted

right of reference to LaNova’s Regulatory Submissions in the Field solely for the purpose of seeking, obtaining and maintaining the Regulatory Approval of the Product in the TPTX Territory.

6.11 Adverse Events Reporting

(a) TPTX and LaNova will generate and agree to the worldwide safety and pharmacovigilance procedures for the Parties with respect to the Product, such as safety data sharing and exchange, Adverse Events reporting and prescription events monitoring in a written agreement (the “Pharmacovigilance Agreement”). Such agreement will describe the coordination of collection, investigation, reporting, and exchange of information concerning Adverse Events or any other safety problem of any significance, and product quality and product complaints involving Adverse Events, sufficient to permit each Party, its Affiliates, licensees or sublicensees to comply with its legal obligations. The Pharmacovigilance Agreement will be promptly updated if required by changes in legal requirements. Each Party hereby agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, licensees and sublicensees to comply with such obligations.

(b) Each Party will be responsible for complying with all Applicable Laws governing Adverse Events for all Clinical Trials performed by such Party, including the Local Studies, Global Studies, and [***].

(c) [***] will hold and control the global safety database for the Product and for the exchange by the Parties, in English, of any information which a Party becomes aware of concerning any Adverse Event experienced by a subject or patient being administered the Product, including any such information received by either Party from any Third Party (subject to receipt of any required consents from such Third Party). It is understood that each Party and its Affiliates, licensees and sublicensees has the right to disclose such information if disclosure is reasonably necessary to comply with Applicable Laws or requirements of any applicable Regulatory Authority. [***].

6.12 Safety and Regulatory Audits. With respect to any inspection of a Party or its Affiliates, licensees or sublicensees (including Clinical Trial sites) by any Governmental Authority relating to any Product, each Party will notify the other Party of such inspection (a) no later than [***] Business Days after such Party receives notice of such inspection or (b) within [***] Business Day after the completion of any such inspection of which such Party did not receive prior notice. To the extent required by Applicable Law, each Party will permit Governmental Authorities outside of its respective territory to conduct inspections of such Party or its Affiliates, licensees or sublicensees (including Clinical Trial sites) relating to the Product, and will ensure that all such Affiliates, licensees or sublicensees permit such inspections. Following any such regulatory inspection related to the Product, such Party will provide the other Party with (i) an unredacted copy of any finding, notice, or report provided by any Governmental Authority related to such inspection (to the extent related to the Product) within [***] days of such Party receiving the same, and (ii) in the event that such findings, notice, or report is in a language other than English, a written English summary of any material finding, notice, or report of a

[***] = Certain Confidential Information Omitted

Governmental Authority related to such inspection (to the extent related to the Product) within [***] days after receiving the same.

6.13 Remedial Actions. Each Party will notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Product may be subject to any recall, corrective action or other regulatory action by any Governmental Authority or Regulatory Authority (a “Remedial Action”). The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action with respect to the TPTX Territory and LaNova Territory, as applicable. TPTX has sole discretion with respect to any matters relating to any Remedial Action in the TPTX Territory, including the decision to commence such Remedial Action and the control over such Remedial Action and LaNova has sole discretion with respect to any matter relating to any Remedial Action in the LaNova Territory, including the decision to commence such Remedial Action and the control over such Remedial Action. The cost and expenses of any Remedial Action in the TPTX Territory or the LaNova Territory will be borne solely by the Party with sole discretion; provided, however, that to the extent a Remedial Action in the TPTX Territory results from the failure of the Product supplied by LaNova to comply with applicable specifications or product warranties (as set forth in the Clinical Supply Agreement (as defined below)) or any Applicable Law, including cGMP requirements, then LaNova will reimburse TPTX for the reasonable cost and expense of such Remedial Action after consultation with LaNova. Each Party will, and will ensure that its Affiliates, licensees and sublicensees will, maintain adequate records to permit the Parties to trace the distribution and use of the Product in the TPTX Territory and the LaNova Territory.

Article 7

MANUFACTURING AND SUPPLY

7.1 LaNova Manufacturing

(a) During the period commencing on the Effective Date and ending on the earlier of (i) [***], and (ii) [***], the “CMO Agreement”, and such date, the “Clinical Supply Cutoff Date”), LaNova will be solely responsible for the Manufacture of the Licensed Molecule and the Product and supply of such materials to TPTX for clinical use. TPTX will pay LaNova [***]. In the event that TPTX has not, as of the Clinical Supply Cutoff Date, [***]. [***].

(b) Within [***] days following the Effective Date (or such longer period as mutually agreed upon by the Parties), the Parties will negotiate in good faith and enter into a supply agreement and, a related quality agreement with respect to the Manufacture and clinical supply of the Licensed Molecule and Product by LaNova to TPTX on commercially reasonable

[***] = Certain Confidential Information Omitted

terms (such agreement, once mutually executed, as may be amended, the “Clinical Supply Agreement”). [***].

(c) The Clinical Supply Agreement will include other customary terms for the clinical supply of pharmaceutical products, including [***]. TPTX will (i) [***]; and (ii) [***].

7.2 TPTX Manufacturing. From and after [***], TPTX will be solely responsible for the Manufacture the Licensed Molecule and the Product for the TPTX Territory by itself or via a qualified CMO. Following TPTX’s execution of the CMO Agreement, upon LaNova’s written request, TPTX will consider in good faith Manufacturing the Product for use by LaNova, its Affiliates and licensees in the LaNova Territory. Within [***] days following the execution of the CMO Agreement (or such longer period as mutually agreed upon by the Parties), the Parties will negotiate in good faith and enter into a commercial supply agreement and, a related quality agreement with respect to the Manufacture and commercial supply of the Licensed Molecule and Product by TPTX to LaNova for the LaNova Territory on commercially reasonable terms, which commercial supply agreement, if any, would provide for [***].

Article 8

COMMERCIALIZATION; MEDICAL AFFAIRS

8.1 General. TPTX will be solely responsible for, and use Commercially Reasonable Efforts to Develop the Product in the Field and file for Regulatory Approval in the Major Market Countries and to Commercialize the Product in each Major Market Country in which Regulatory Approval is obtained, at its sole cost and expense.

8.2 Commercialization Plan. The Commercialization Plan will contain a high-level overview of the significant Commercialization activities with the Product in the TPTX Territory. TPTX will, no later than [***] days after the first submission of an MAA for the Product in the TPTX Territory, deliver an initial Commercialization Plan to the JSC for review, comment, and discussion. Thereafter, on [***], TPTX will propose updates or amendments to the Commercialization Plan to reflect changes in such plans, including [***]

[***] = Certain Confidential Information Omitted

[***]. In preparing the initial Commercialization Plan and any updates or amendments thereto, TPTX will provide LaNova (through the JSC) with an opportunity to comment and TPTX will consider any LaNova’s comments in good faith in finalizing the initial Commercialization Plan and any updates or amendments thereto. [***]

8.3 Product Trademarks. TPTX will have the right to brand the Product in the TPTX Territory using trademarks, logos, and trade names that it determines appropriate for the Product (such trademarks, logos, and trade names, the “Product Marks”). Without LaNova’s prior written consent, TPTX may not use any trademark Controlled by LaNova or its Affiliates (including their corporate names) to brand the Product. TPTX will own all rights in the Product Marks in the TPTX Territory and will register and maintain the Product Marks in the TPTX Territory that it determines reasonably necessary. To the extent requested by a Party and commercially practicable, the Parties will cooperate with respect to developing and implementing a global branding strategy, subject to separate discussion and agreement. If the Parties do not agree upon a global branding strategy, each Party will have the right to brand the Product in its respective territory in a manner that it determines appropriate in its sole discretion.

8.4 No Diversion. Each of LaNova and TPTX hereby covenants and agrees that (a) it will not, and will ensure that its Affiliates, licensees and sublicensees will not, directly or indirectly, promote, market, distribute, import, sell or have sold the Product, including via internet or mail order, outside its respective territory; (b) with respect to any country or region outside its respective territory, it will not, and will ensure that its Affiliates and their respective sublicensees will not: (i) unless otherwise agreed by the Parties in writing, establish or maintain any branch, warehouse or distribution facility for the Product in such countries, (ii) engage in any advertising or promotional activities relating to the Product that are directed primarily to customers or other purchaser or users of the Product located in such countries, (iii) solicit orders for the Product from any prospective purchaser located in such countries, or (iv) sell or distribute the Product to any Person in such Party’s respective territory who intends to sell or has in the past sold the Product in such countries; (c) if a Party receives any order for any Product from a prospective purchaser reasonably believed to be located in a region or country outside its respective territory, such Party will promptly refer that order to the other Party, and such Party will not accept any such orders; (d) neither Party will deliver or tender (or cause to be delivered or tendered) the Product into a country or region outside its respective territory; and (e) each Party will not, and will ensure that its Affiliates and their respective sublicensees will not, knowingly restrict or impede in any manner the other Party’s exercise of its exclusive rights to Commercialize the Product in the other Party’s respective territory. For purposes of this Agreement, TPTX’s territory will mean the TPTX Territory and LaNova’s territory will mean the LaNova Territory.

8.5 Medical Affairs. Each Party will be solely responsible, at its sole cost and expense, for conducting medical affairs activities with respect to the Product in its respective territory, including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), publications, congress presentations and posters, published manuscripts, activities performed in connection with patient registries and post-approval trials, and other medical programs and communications, including

[***] = Certain Confidential Information Omitted

educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale, or other Commercialization of the Product, all of which will be conducted in accordance with Applicable Law. Each Party will update the JSC at each regularly scheduled JSC meeting regarding such Party’s medical affairs activities. All updates and reports generated pursuant to this Section 8.5 will be the Confidential Information of Party that prepared such updates and reports.

8.6 Southeast Asia. If TPTX, in its sole discretion, determines to Commercialize the Product in the Field in any market in Southeast Asia through a Third Party, TPTX will notify LaNova reasonably in advance and, if LaNova has an existing or prospective partner that commercializes one or more pharmaceutical product(s) in Southeast Asia (or otherwise knows of any such Third Party), LaNova will promptly notify TPTX in writing, and TPTX will, for no longer than [***] days, consider and discuss in good faith [***].

Article 9

PAYMENTS AND MILESTONES

9.1 Upfront Payment. In partial consideration of the licenses and rights granted by LaNova to TPTX hereunder, TPTX will pay to LaNova the one-time, non-refundable and non-creditable amount of twenty-five million U.S. Dollars ($25,000,000) (the “Technology Access Fee”) within [***] days of the Effective Date.

9.2 Development Milestones Payments to LaNova

(a) In partial consideration of the rights granted herein, when the Product first achieves the Milestone Events set forth below (each such event, a “Development Milestone Event”), TPTX will pay to LaNova the corresponding one-time, non-refundable and non-creditable Development milestone payments (each such payment, a “Development Milestone Payment”) within [***] days after TPTX’s receipt of invoice from LaNova. TPTX will promptly (but in all events within [***] days) notify LaNova in writing upon the first achievement of each Development Milestone Event:

Development Milestone Events	Development Milestone Payments (USD, millions)
1. [***]	$[***]

[***] = Certain Confidential Information Omitted

Development Milestone Events	Development Milestone Payments (USD, millions)
2. [***]	$[***]
3. [***]	$[***]
4. [***]	$[***]
5. [***]	$[***]
6. [***]	$[***]
7. [***]	$[***]
8. [***]	$[***]
9. [***]	$[***]
10. [***]	$[***]
11. [***]	$[***]

Development Milestone Events	Development Milestone Payments (USD, millions)
[***]
12. [***]	$[***]
13. [***]	$[***]
14. [***]	$[***]
15. [***]	$[***]
16. [***]	$[***]
17. [***]	$[***]
18. [***]	$[***]
19. [***]	$[***]
20. [***]	$[***]

[***] = Certain Confidential Information Omitted

Development Milestone Events	Development Milestone Payments (USD, millions)
21. [***]	$[***]
22. [***]	$[***]
23. [***]	$[***]
24. [***]	$[***]
Total Development Milestone Payments	$[***]

For clarity, (i) each Development Milestone Payment will be payable on the first occurrence of the corresponding Development Milestone Event, and (ii) none of the Development Milestone Payments will be payable more than once. [***].

9.3 Sales Milestones

[***] = Certain Confidential Information Omitted

(a) In partial consideration of the rights granted herein, TPTX will pay to LaNova the following one-time, non-refundable and non-creditable milestone payments (each such payment, an “Annual Net Sales Milestone Payment”) for the achievement of the corresponding Annual Net Sales events in the TPTX Territory set forth below (each such event, an “Annual Net Sales Milestone Event”) within [***] days after TPTX’s receipt of invoice from LaNova. TPTX will notify LaNova in writing of the first achievement of each Annual Net Sales Milestone Event promptly (but in all events within [***] days) [***] in which such Annual Net Sales Milestone Event is achieved.

Annual Net Sales Milestone Events based upon Annual Net Sales of the Product in the TPTX Territory	Annual Net Sales Milestone Payments (U.S. Dollars)
Annual Net Sales equal to or greater than [***]	$[***]
Annual Net Sales equal to or greater than [***]	$[***]
Annual Net Sales equal to or greater than [***]	$[***]
Annual Net Sales equal to or greater than [***]	$[***]
Annual Net Sales equal to or greater than [***]	$[***]
Annual Net Sales equal to or greater than [***]	$[***]
Annual Net Sales equal to or greater than [***]	$[***]

(b) For clarity (i) each Annual Net Sales Milestone Payment will be payable on the first occurrence of the corresponding Annual Net Sales Milestone Event, and (ii) none of the Annual Net Sales Milestone Payments will be payable more than once. If the Annual Net Sales in a given Calendar Year exceed more than one (1) applicable threshold, then all corresponding Annual Net Sales Milestone Payments will be payable.

9.4 Royalties

(a) Royalty Payment. During the Royalty Term [***], TPTX will pay to LaNova tiered royalties as calculated by multiplying the applicable royalty rate set forth in the table below by the corresponding amount of incremental, aggregated

[***] = Certain Confidential Information Omitted

Annual Net Sales of the Product in the TPTX Territory in a Calendar Year (a “Royalty Payment”). The tiered royalty rates on Annual Net Sales will be as set forth below:

Royalty rate based on portion of Annual Net Sales of the Product	Royalty Payments
Annual Net Sales less than or equal to [***]	[***]%
Annual Net Sales greater than [***]	[***]%
Annual Net Sales greater than [***]	[***]%
Annual Net Sales greater than [***]	[***]%
Annual Net Sales greater than [***]	[***]%
Annual Net Sales greater than [***]	[***]%
Annual Net Sales greater than [***]	[***]%

(b) Royalty Term. The Royalty Payments under this Section 9.4 will be payable [***] in the TPTX Territory from the First Commercial Sale of the Product in such country until the latest to occur of: (i) the expiration of the last-to-expire Valid Claim in such country covering the composition of matter of the Product or method of use of the Product for the Indication for which Regulatory Approval has been granted in such country; (ii) the expiration of all Regulatory Exclusivity in such country; or (iii) ten (10) years after the date of the First Commercial Sale of the Product in such country (the “Royalty Term”).

(c) Royalty Reductions

(i) [***] during the Royalty Term [***] in the TPTX Territory where there is no Valid Claim covering [***],

[***] = Certain Confidential Information Omitted

[***] the royalties payable for the Product in such country [***] will be reduced by [***] percent ([***]%) of the royalties otherwise payable to LaNova with respect to such country during such [***] under Section 9.4(a). If such royalty reduction applies to any country in the TPTX Territory, it will be calculated by determining the portion of total Net Sales in the TPTX Territory of the Product in a [***] that is attributable to the country in which such reduction applies, and by determining the total royalties for the TPTX Territory without reduction, and then reducing by [***] percent ([***]%) the applicable portion (based on Net Sales) of the total royalties attributable to the country in which such reduction applies.

(ii) If, [***] a Generic/Biosimilar Product in any country in the TPTX Territory [***] causes a reduction in sales of the Product by [***] percent ([***]%), royalties payable for the Product in such country [***] will be reduced to [***] percent ([***]%) of the royalties otherwise payable to LaNova with respect to such country during such Calendar Quarter under Section 9.4(a). Such reduction shall be calculated in the same manner as described in the last sentence of Section 9.4(c)(i).

(iii) If, [***] TPTX is required to obtain [***] licenses under Patents of Third Parties (excluding Sublicensees) that are reasonably necessary for the Commercialization or use of the Product in a country in the TPTX Territory (each such license, a “Third Party License”), [***] percent ([***]%) of the royalties actually paid by TPTX under such Third Party License in connection with the sale of the Product in such country [***] will be creditable against the royalties payable to LaNova with respect [***] under Section 9.4(a); provided, however, that in no event will the royalties owed by TPTX to LaNova be reduced under this Section 9.4(c)(iii) by more than [***] percent ([***]%) of the royalties otherwise payable to LaNova with respect to such country [***] under Section 9.4(a) as a result of any and all such credits in the aggregate. [***].

(iv) [***].

(d) Royalty Estimate and Royalty Reports. Following the First Commercial Sale of the Product for which royalties are due pursuant to this Section 9.4, and continuing for so long as royalties are due hereunder:

(i) TPTX will, within [***] days [***], provide LaNova with a good faith estimate of the royalties due [***].

[***] = Certain Confidential Information Omitted

(ii) TPTX will, within [***] days [***], provide LaNova with a royalty report (in a template agreed to by the Parties) showing[***]:

(1) the gross sales and Net Sales of the Product sold by TPTX, its Affiliates and Sublicensees [***] reporting period and supporting gross-to-net calculations;

(2) the Royalty Payments in United States Dollars which has accrued hereunder with respect to such Net Sales, with supporting calculations showing the applicable royalty rate applied and any royalty reduction taken; and

(3) the rate of exchange with supporting calculations, determined in accordance with Section 9.5(b), used by TPTX in determining the amount of United States Dollars payable hereunder.

(e) Royalty Payment. After the receipt of each royalty report provided by TPTX under Section 9.4(d) above, LaNova will issue to TPTX an invoice for the undisputed amount of Royalty Payment set forth therein. TPTX will pay to LaNova the royalties [***] within [***] days after the receipt of the invoice from LaNova. If no royalty is due [***] following commencement of the reporting obligation, TPTX will so report.

9.5 Payment

(a) Mode of Payment. All payments to be made under this Agreement will be made in U.S. Dollars and will be paid by electronic transfer in immediately available funds to such bank account as designated in writing by LaNova. All payments will be free and clear of any transfer fees or charges.

(b) Currency Exchange Rate. All payments under this Agreement will be payable in U.S. Dollars. The rate of exchange to be used in computing the amount of currency equivalent in U.S. Dollars for calculating Net Sales [***] (for purposes of both the royalty calculation and whether a Net Sales milestone has been achieved) will be made at the average exchange rate as published by the Wall Street Journal [***], or such other source as the Parties may agree in writing.

(c) Payment Timeline. Except as otherwise provided in this Agreement, all payments to be made by one Party to the other Party under this Agreement will be due within [***] days following such Party’s receipt of an invoice from the other Party.

9.6 Audits

(a) TPTX will keep, and will require its Affiliates and Sublicensees to keep (all in accordance with the GAAP), for a period not less than [***] years from the end of the Calendar Year to which they pertain, complete and accurate records in sufficient detail to properly reflect Net Sales and to enable any Milestone Payment payable hereunder to be determined.

[***] = Certain Confidential Information Omitted

(b) Upon the written request of LaNova, TPTX will permit, and will cause its Affiliates and Sublicensees to permit, an independent certified public accounting firm of nationally recognized standing selected by LaNova, at LaNova’s expense, to have access during normal business hours upon reasonable prior written notice to TPTX to such records of TPTX or its Affiliates as may be reasonably necessary to inspect and verify the accuracy of the payments (including the basis of the calculations thereof) hereunder for any Calendar Year ending not more than the preceding [***] years. Such inspections may not be conducted more frequently than [***] per year. No accounting period of TPTX may subject to inspection more than [***] by LaNova. If such accounting firm concludes that an underpayment was made, then TPTX will pay the amount due within [***] days of the date LaNova delivers to TPTX such accounting firm’s written report so concluding. If such accounting firm concludes that an overpayment was made, then such overpayment will be credited against any future payment due to LaNova hereunder (if there is no future payment due, then LaNova will promptly refund such overpayment to TPTX). The accounting firm will provide to each Party a copy of the report at the same time, which report will include the methodology and calculations used to determine the findings. LaNova will bear the full cost of such audit unless such inspection concludes an underpayment by TPTX of more than [***] percent ([***]%) of the amount otherwise payable for that inspected period, in which case TPTX will pay the actual fees and expenses charged by the accounting firm for such inspection.

(c) LaNova will treat all financial information subject to review under this Section 9.6 in accordance with the confidentiality provisions of Article 10, and, prior to commencing such audit, will cause its accounting firm to enter into a confidentiality agreement with TPTX obligating it to treat all such financial information in confidence pursuant to such confidentiality provisions. Such accounting firm will not disclose TPTX’s Confidential Information to LaNova, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by TPTX or the amount of payments to or by TPTX under this Agreement.

(d) TPTX will include in each relevant sublicense granted by it a provision requiring any Sublicensee to maintain records of sales of the Product made pursuant to such sublicense, and to grant access to such records by an accounting firm to the same extent and under the same obligations as required of TPTX under this Agreement. LaNova will advise TPTX in advance of each audit of any such Sublicensee with respect to the Net Sales of the Product either by LaNova or its designated auditor under the terms of such Sublicensee agreement. LaNova will provide TPTX with a summary of the results received from the audit and, if TPTX so requests, a copy of the audit report. LaNova will pay the full costs charged by the accounting firm, unless such inspection concludes an underpayment by TPTX of [***] percent ([***]%) or more of the amount otherwise payable for that inspected period, in which case TPTX will pay the actual fees and expenses incurred by LaNova for such inspection.

9.7 Interest. Each Party will pay interest on any amounts overdue under this Agreement from the day payment was initially due at the prime or equivalent rate per annum quoted by The Wall Street Journal on the [***] Business Day after such payment is due, plus [***] basis points; provided, however, that in no case will such interest rate exceed the highest rate permitted by Applicable Laws. The payment of such interest will not foreclose a Party from exercising any other rights it may have because any payment is overdue.

[***] = Certain Confidential Information Omitted

9.8 Taxes

(a) Responsibility. Any and all Taxes imposed on TPTX or with respect to TPTX’s business operations or activities hereunder, including any VAT, consumption, transfer, sales, use or other such Taxes relating to the transactions contemplated herein (but for clarity, excluding any Taxes imposed or calculated on the income of LaNova, its Affiliates or Sublicensees), will be borne solely by TPTX, and TPTX will timely pay, and indemnify and hold harmless, LaNova from and against all such Taxes, including any penalties or interest associated therewith. Any and all Taxes imposed on LaNova or with respect to LaNova’s business operations or activities hereunder, including any VAT, consumption, transfer, sales, use or other such Taxes relating to the transactions contemplated herein (but for clarity, excluding any Taxes imposed or calculated on the income of TPTX, its Affiliates or Sublicensees), will be borne solely by LaNova, and LaNova will timely pay, and indemnify and hold harmless, TPTX from and against all such Taxes, including any penalties or interest associated therewith. Notwithstanding anything to the contrary in this Agreement, all amounts stated herein are inclusive of any transfer, documentary, sales, use, stamp, consumption, goods and services VAT or other similar Taxes.

(b) Withholding Tax. [***].

(c) Cooperation. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible under the Applicable Laws, any Taxes payable in connection with this Agreement, and will reasonably cooperate with each other in good faith in accordance with Applicable Laws to minimize any Taxes in connection with this Agreement, including by claiming any exemption from any required Taxes or withholdings (or additional Taxes or double taxation) and seeking any refund of Taxes paid or withheld, under any Applicable Law or regulation or treaty from time to time in force. For the aforementioned purpose, TPTX will cooperate with LaNova to provide documents and sign templated Technology Transfer Contract proposed and required by local authority for deduction of added-value tax in PRC (by

[***] = Certain Confidential Information Omitted

way of example and without limitation, such documents set forth in Schedule 9.8(b)). To the extent there is any conflict between the terms of such tax documentation and the terms of this Agreement, the terms of this Agreement will control. [***].

Article 10

CONFIDENTIALITY; PUBLICATION

10.1 Confidential Information. Except as expressly provided in this Agreement, each Party agrees that, during the Term and for [***] years thereafter, such Party (the “Receiving Party”) will keep confidential and will not publish or otherwise disclose and will not use for any purpose, other than as expressly provided for in this Agreement, any information furnished to it by or on behalf of the other Party (the “Disclosing Party”) pursuant to this Agreement or under that Mutual Non-Disclosure Agreement between the Parties dated [***] (“MNDA”) (“Confidential Information”), whether before or after the Effective Date, and whether in written, electronic, oral, visual, graphic or any other form. The Receiving Party may use Confidential Information only to the extent required to exercise its rights or perform its obligations under this Agreement. The Receiving Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own, but no less than reasonable care, to ensure that its, and its Affiliates’, employees, agents, consultants and other representatives (“Representatives”) do not publish or disclose or make any unauthorized use of the Confidential Information of Disclosing Party. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information by the Receiving Party, its Affiliates or their respective Representatives. Notwithstanding the foregoing, Confidential Information will not include information that the Receiving Party can prove by competent evidence:

(a) was already known by the Receiving Party, other than under an obligation of confidentiality, prior to the time of receiving such information from the Disclosing Party, as evidenced by its pre‑existing written records;

(b) is, as of the Effective Date, or thereafter becomes, generally known or available to the public, other than through any act or omission of the Receiving Party in breach of this Agreement;

(c) was subsequently lawfully disclosed to the Receiving Party on a non‑confidential basis by a Third Party, as a matter of right (i.e., without breaching any obligation such Third Party may have to the Disclosing Party); or

[***] = Certain Confidential Information Omitted

(d) is independently discovered or developed by the Receiving Party, independently of the activities undertaken by the Receiving Party pursuant to this Agreement and without the use of or reference to Confidential Information furnished by the Disclosing Party, as evidenced by the Receiving Party’s contemporaneously-maintained written records.

10.2 Permitted Disclosures. Notwithstanding the provisions of Section 10.1, the Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing or Prosecuting the Patents as permitted by this Agreement;

(b) enforcing the Receiving Party’s rights under this Agreement or performing its obligations under this Agreement;

(c) prosecuting or defending litigation as permitted by this Agreement;

(d) complying with applicable court orders, Applicable Law, or the listing rules of any exchange on which the Receiving Party’s securities are traded;

(e) disclosure in regulatory filings that the Receiving Party has the right to make under this Agreement;

(f) disclosure to the Receiving Party’s Affiliates, to actual or potential licensees or sublicensees (including Sublicensees), and to the Receiving Party’s Representatives who, in each case, have a need to know such information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, provided, in each case, that any such Affiliate, actual or potential licensee or sublicensee, or Representative agrees to be bound by terms of confidentiality and non-use at least as stringent as those set forth in this Article 10; and

(g) disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use.

Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 10.2(c) or Section 10.2(d), it will, except where impracticable, (i) give reasonable advance notice to the Disclosing Party of such required disclosure, (ii) use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own confidential information, but in no event less than reasonable efforts, and (iii) cooperate with any lawful efforts by the Disclosing Party, at the Disclosing Party’s request and expense, to contest such disclosure, to obtain a protective order for the Confidential Information required to be disclosed, or to secure other confidential treatment of such Confidential Information. Disclosure by the Receiving Party of Confidential Information in accordance with any of the foregoing provisions of this Section 10.2 will not, in and of itself, cause the information so disclosed to cease to be treated as Confidential Information under this Agreement, except to the extent that, by virtue of disclosure by the Receiving Party in full compliance with this Section 10.2, such information

[***] = Certain Confidential Information Omitted

becomes generally known or available. In any event, the Receiving Party agrees to take all reasonable action to avoid disclosure of Confidential Information hereunder.

10.3 Confidential Terms. Except as otherwise provided in this Article 10, each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party, except that each Party may disclose the terms of this Agreement that are made public in accordance with Section 10.6 or to the extent such disclosure is permitted under Section 10.2.

10.4 Use of Names. Except as expressly permitted by this Agreement, neither Party will mention or otherwise use the name, logo or trademark of the other Party or any of its Affiliates in any publication, press release, marketing and promotional material or other form of publicity in connection with this Agreement or activities hereunder without the prior written approval of such other Party. The restrictions imposed by this Section 10.4 will not prohibit either Party from (a) making any disclosure identifying the other Party or its Affiliates to the extent required in connection with the exercise of such Party’s rights or the performance of such Party’s obligations under this Agreement and (b) making any disclosure identifying the other Party or its Affiliates that is required by Applicable Law or the rules of a stock exchange on which the securities of such Party are listed.

10.5 Publication of Product Information. Each Party recognizes that the publication, such as by public oral presentation, manuscript or abstract, of the results of development activities, including Clinical Trials, with respect to the Product may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information of each Party. Accordingly, each Party will have the right to review and comment on any material proposed for public oral presentation or publication by the other Party that includes Data or results of such other Party, its Affiliates’ and, in the case of TPTX, Sublicensees’ development activities and/or includes Confidential Information of such Party. Before any such material is submitted for publication, each Party will deliver a complete copy to the other Party at least [***] days prior to submitting the material to a publisher or initiating any other disclosure. Such other Party will review any such material and give its comments to the Party within [***] days of the delivery of such material to such other Party. With respect to public oral presentation materials and abstracts, each Party will make reasonable efforts to expedite review of such materials and abstracts, and will return such items as soon as practicable to the other Party with appropriate comments, if any, but in no event later than [***] days from the date of delivery to such Party. Each Party will comply with the other Party’s request to delete references to such other Party’s Confidential Information in any such material. In addition, if any such publication contains patentable subject matter, then at the non-publishing Party’s request, the publishing Party will either delete the patentable subject matter from such publication or delay any submission for publication or other public disclosure for a period of up to an additional [***] days so that appropriate Patent applications may be prepared and filed. LaNova shall coordinate with TPTX on the publication or presentation of any materials with respect to the Product by LaNova outside the LaNova Territory prior to any such publication or presentation, and any such publications or presentations shall be subject to TPTX’s review and prior approval.

[***] = Certain Confidential Information Omitted

10.6 Public Announcements

(a) The Parties have agreed upon the content of a joint press release which will be issued substantially in the form attached hereto as Schedule 10.6(a), and the release of which the Parties will coordinate in order to accomplish the same promptly upon execution and delivery of this Agreement. Except to the extent already disclosed in a press release or other public communication issued in accordance with this Agreement, no public announcement concerning this Agreement, its subject matter or the transactions described herein will be made, either directly or indirectly, by either Party or its Affiliates, except as may be required by Applicable Law (including disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”)), judicial order, or stock exchange or quotation system rule without first obtaining the approval of the other Party and agreement upon the nature, text and timing of such announcement, which approval and agreement will not be unreasonably withheld or delayed. The Party desiring to make any such voluntary public announcement will provide the other Party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow the other Party to comment upon such announcement prior to public release. In the case of press releases or other public communications required to be made by Applicable Law, judicial order or stock exchange or quotation system rule, the Party making such press release or public announcement will provide to the other Party a copy of the proposed press release or public announcement in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the notified Party to review and comment upon such press release or public announcement. Under such circumstances, the releasing Party will not be obligated to delay making any such press release or public communication beyond the time when the same is required to be made. Neither Party will be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 10.6(a); provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

(b) Each Party may make public statements regarding this Agreement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, provided that any such public statement or press release: (i) is not inconsistent with prior public disclosures or public statements made in accordance with Section 10.6(a) or as permitted by Section 10.3; and (ii) does not reveal (A) information regarding the terms of this Agreement that have not previously been disclosed in accordance with Section 10.6(a) or as permitted by Section 10.3 or (B) non‑public information about the other Party.

(c) The Parties will coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with any securities authority or with any stock exchange on which securities issued by a Party or its Affiliate are traded, and each Party will use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that each Party will ultimately retain control over what information to disclose to any securities authority or stock exchange, as the case may be, to the extent such Party determines, on the advice of legal counsel, that disclosure is reasonably necessary to comply with Applicable Law, including disclosure requirements of the SEC, or with the requirements of any stock exchange on which securities issued by a Party or its Affiliates are

[***] = Certain Confidential Information Omitted

traded, and provided, further, that the Parties will use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies.

10.7 Prior Non-Disclosure Agreements. Upon execution of this Agreement, the terms of this Article 10 will supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties, including the MNDA and that certain Confidential Non-Binding Term Sheet dated [***]. Any information disclosed under such prior agreements by LaNova will be deemed disclosed by LaNova under this Agreement, and any information disclosed under such prior agreements by TPTX will be deemed disclosed by TPTX under this Agreement.

Article 11

REPRESENTATIONS, WARRANTIES, AND COVENANTS

11.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a) it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder;

(b) (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms;

(c) it is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement; and

(d) all consents, approvals and authorization from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with execution of this Agreement have been obtained.

11.2 Additional Representations and Warranties of LaNova. LaNova represents and warrants to TPTX that as the Effective Date:

(a) LaNova is the sole owner of the Licensed Patents and it has the right under the Licensed Technology to grant the licenses to TPTX as purported to be granted pursuant to this Agreement;

(b) [***];

[***] = Certain Confidential Information Omitted

(c) Schedule 1.83 sets forth a complete and accurate list all Licensed Patents as of the Effective Date;

(d) neither LaNova nor any of its Affiliates is a party to any license or similar agreement under which it has granted or agreed to grant a license to any Third Party to any Licensed Technology that would conflict with the rights or licenses granted to TPTX under this Agreement;

(e) LaNova and its Affiliates and their employees, consultants and contractors involved in the Development of the Licensed Molecule and the Product are not, and have not been, debarred or disqualified by any Regulatory Authority as of the Effective Date, and have complied in all material respects with all Applicable Laws in connection with the Development of the Licensed Molecule and the Product;

(f) [***]; and

(g) [***].

11.3 Additional Representations and Warranties of TPTX. TPTX represents and warrants to LaNova that as of the Effective Date:

(a) there are no legal claims, judgments or settlements against or owed by TPTX or its Affiliates, or pending or, to TPTX’s or its Affiliates’ actual knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations, including under any Anti-Corruption Laws; and

(b) TPTX and its Affiliates are not, and have not been, debarred or disqualified by any Regulatory Authority.

11.4 Covenants of Each Party. Each Party covenants to the other Party that in the course of performing its obligations or exercising its rights under this Agreement, it will, and will cause its Affiliates, Sublicensees to, comply with the Global Development Plan, all agreements referenced herein, all Applicable Laws, including as applicable, cGMP, GCP, GLP, and GSP standards, and will not employ or engage any party who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. Without limiting the foregoing, (a) TPTX will conduct its obligations with respect to Global Studies under the Global Development Plan in strict adherence with the study design set forth in the protocol for such Global Studies and as set forth in the Global Development Plan, each as may be amended from time to time, and (b) TPTX will only engage Clinical Trial sites under the Global Development Plan that conduct all Clinical Trials in compliance with Applicable Laws,

[***] = Certain Confidential Information Omitted

including GCP and the ICH Guidelines, and are approved by the applicable Governmental Authority.

11.5 Compliance with Anti-Corruption Laws

(a) Notwithstanding anything to the contrary in the Agreement, each Party hereby covenants to each other that:

(i) it will not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the U.S. Foreign Corrupt Practices Act, the U.K. Anti-Bribery Law, and the Anti-Corruption Act of the PRC, collectively “Anti-Corruption Laws”) that may be applicable to such Party to this Agreement;

(ii) it will not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;

(iii) it will, on request by the other Party, verify in writing that to the best of such Party’s knowledge, there have been no violations of Anti-Corruption Laws by such Party or persons employed by or subcontractors used by such Party in the performance of the Agreement, or will provide details of any exception to the foregoing; and

(iv) it will maintain records (financial and otherwise) and supporting documentation related to the subject matter of the Agreement in order to document or verify compliance with the provisions of this Section 11.5, and upon request of the other Party, upon reasonable advance notice, will provide a Third Party auditor mutually acceptable to the Parties with access to such records for purposes of verifying compliance with the provisions of this Section 11.5. Acceptance of a proposed Third Party auditor may not be unreasonably withheld or delayed by either Party. It is expressly agreed that the costs related to the Third Party auditor will be fully paid by the Party requesting the audit, and that any auditing activities may not unduly interfere with the normal business operations of Party subject to such auditing activities. The audited Party may require the Third Party auditor to enter into a reasonable confidentiality agreement in connection with such an audit.

(b) To its knowledge as of the Effective Date and during the Term, neither TPTX nor any of its subsidiaries nor any of their Affiliates, directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of TPTX or any of its subsidiaries or any of their Affiliates:

(i) has taken or will take any action in violation of any applicable anticorruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.); or

(ii) has corruptly, offered, paid, given, promised to pay or give, or authorized or will corruptly, offer, pay give, promise to pay or give or authorize, the payment or gift of anything of value, directly or indirectly, to any Public Official (as defined in Section 11.5(d) below), for the purposes of:

(1) influencing any act or decision of any Public Official in his official capacity;

(2) inducing such Public Official to do or omit to do any act in violation of his lawful duty;

(3) securing any improper advantage; or

(4) inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities) in obtaining or retaining any business whatsoever.

(c) As of the Effective Date, none of the officers, directors, employees, of TPTX or of any of its Affiliates or agents acting on behalf of TPTX or any of its Affiliates, in each case that are employed or reside outside the U.S., are themselves Public Officials.

(d) For purposes of this Section 11.5, “Public Official” means (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (iv) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

11.6 Compliance with Export Control Laws.

(a) Notwithstanding anything to the contrary in the Agreement, each Party hereby covenants to each other that:

(i) it will conduct its activities under this Agreement in compliance with applicable export controls and trade and economic sanctions laws and regulations (collectively, “Export Controls”); and

(ii) it shall not, directly or indirectly, export, reexport, transfer, divert, or release any materials, technology, or software (each an “item”) to any prohibited country, territory, entity, individual, or for any prohibited end-use, unless authorized pursuant to Export Controls.

(b) Each Party has the right to terminate this Agreement effective immediately in the event that the other becomes a party with whom such Party is prohibited from dealing pursuant to Export Controls, or such Party otherwise reasonably determines that its obligations to comply with Export Controls preclude performance.

11.7 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

Article 12

INDEMNIFICATION

12.1 By TPTX. TPTX will indemnify, defend and hold harmless LaNova and its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “LaNova Indemnitee(s)”). from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) (individually and collectively, “Losses”) incurred by them in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Claims”) arising after the Effective Date to the extent arising from (a) the Development, Manufacture (after the Manufacturing Technology Transfer), Commercialization or other exploitation of the Product in the TPTX Territory by or under authority of TPTX, (b) the Manufacture of the Product in the LaNova Territory by or under authority of TPTX (other than by LaNova on behalf of TPTX), (c) the conduct of the Global Studies and Local Studies, whether in or outside the TPTX Territory, by or under authority of TPTX, (d) the gross negligence or willful or intentional misconduct of TPTX or any of its Affiliates, Sublicensees or other TPTX Indemnitee (as defined below), or (e) TPTX’s breach of any of its representations, warranties, or covenants made in or pursuant to this Agreement in each case (a) through (e), except to the extent such Losses arise from, are based on, or result from any activity or occurrence for which LaNova is obligated to indemnify the TPTX Indemnitees pursuant to Section 12.2.

12.2 By LaNova. LaNova will indemnify, defend and hold harmless TPTX and its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “TPTX Indemnitee(s)”), from and against all Losses incurred by them in connection with any Claims to the extent arising from (a) the Development, Manufacture, Commercialization or other exploitation of the Licensed Molecule or the Product in the LaNova Territory by or under authority of LaNova (other than by or under authority of TPTX pursuant to this Agreement), (b) the conduct of the Global Studies and Local Studies, whether in or outside the LaNova Territory, by or under authority of LaNova (other than by or under authority of TPTX pursuant to this Agreement), (c) the gross negligence or willful or intentional misconduct of LaNova or any of its Affiliates or other LaNova Indemnitee, or (d) LaNova’s breach of any of its representations, warranties, or covenants made in or pursuant to this Agreement, in each case (a) through (d) above, except to the extent such Losses arise from, are based on, or result from any activity or occurrence for which TPTX is obligated to indemnify the LaNova Indemnitees pursuant Section 12.1.

12.3 Procedure. A Party that intends to claim indemnification under this Article 12 (the “Indemnitee”) with respect to any Claim will: (a) notify the other Party (the “Indemnitor”) in writing of such Claim as soon as reasonably practicable after it receives notice of such Claim (it being understood that the Indemnitee’s failure to deliver written notice of such Claim to the Indemnitor within a reasonable time after the Indemnitee receives notice of such Claim, will relieve the Indemnitor of its indemnification obligations under Section 12.1 or 12.2, as applicable, with respect to such Claim only to the extent such failure is prejudicial to the Indemnitor’s ability to defend such Claim); (b) permit the Indemnitor to assume direction and control of the defense of the Claim (including the right to settle the claim solely for monetary consideration) using counsel reasonably satisfactory to the Indemnitee; and (c) cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of the Claim, as requested by the Indemnitor (at the expense of the Indemnitor). If the Indemnitor does not assume control of such defense within [***] days after receiving notice of the Claim from the Indemnitee, the Indemnitee will control such defense and, without limiting the Indemnitor’s indemnification obligations, the Indemnitor will reimburse the Indemnitee for all documented costs, including reasonable attorney fees, incurred by the Indemnitee in defending itself within [***] days after receipt of any invoice therefor from the Indemnitee. The Party not controlling such defense may participate therein at its own expense. The Party controlling such defense will keep the other Party advised of the status of such Claim and the defense thereof and will consider recommendations made by the other Party with respect thereto. The Indemnitee will not agree to any settlement of such Claim without the prior written consent of the Indemnitor, which will not be unreasonably withheld, delayed or conditioned. The Indemnitor will not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnitee from all liability with respect thereto, that imposes any liability or obligation on the Indemnitee or that acknowledges fault by the Indemnitee; in each case, without the prior written consent of the Indemnitee.

12.4 Insurance. Each Party, at its own expense, will obtain and maintain, during the Term and for [***] years thereafter, reasonable insurance, including commercial general liability insurance, worker’s compensation insurance and product liability insurance, at levels adequate to cover its obligations hereunder and consistent with industry standards. Each Party will furnish to the other Party on request certificates issued by the insurance company setting forth the amount of the liability insurance (or evidence of self-insurance). It is understood that such insurance will not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 12 or otherwise.

12.5 LIMITATION OF LIABILITY. SUBJECT TO AND WITHOUT LIMITING (A) THE INDEMNIFICATION OBLIGATIONS OF EACH PARTY WITH RESPECT TO CLAIMS UNDER SECTION 12.1 OR 12.2, (B) LIABILITY AS A RESULT OF A BREACH OF ARTICLE 10, (C) LIABILITY FOR MISAPPROPRIATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY OWNED OR CONTROLLED BY THE OTHER PARTY, OR (D) LIABILITY FOR BREACH OF COVENANTS UNDER SECTION 2.6, NEITHER PARTY OR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, MULTIPLIED OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS (EVEN IF

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DEEMED DIRECT DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

Article 13

INTELLECTUAL PROPERTY

13.1 Ownership

(a) As between the Parties, (i) LaNova will remain the sole and exclusive owner of all Licensed Technology, and (ii) TPTX will remain the sole and exclusive owner of all TPTX IP.

(b) Ownership of all Inventions (other than any Invention that is an Improvement) will be allocated based on inventorship, as determined in accordance with the rules of inventorship under the U.S. patent laws. All Improvements, whether invented, discovered, generated, conceived, reduced to practice, or made solely by either Party, its Affiliates, or its or its Affiliates’ employees, agents, or independent contractors, or jointly by both Parties, their Affiliates, or their or their Affiliates’ employees, agents or independent contractors, will be the [***]. A Party will own all Inventions [***] that are invented, discovered, generated, conceived, reduced to practice, or made solely by it, its Affiliates, or its or its Affiliates’ employees, agents or independent contractors (“Sole Inventions”), and (i) LaNova’s Sole Inventions will be included in the Licensed Technology (if within the scope of such definition) and included in the licenses and rights granted to TPTX by LaNova hereunder; and (ii) TPTX’s Sole Inventions (which, for clarity, are not Improvements) will be included in the TPTX IP (if within the scope of such definition) and included in the licenses and rights granted to LaNova by TPTX hereunder. The Parties will jointly own all Inventions (other than Improvements) that are made jointly by a Party (including its Affiliate, or its or its Affiliate’s employees, agents or independent contractors) together with the other Party (including such other Party’s Affiliates, or its or its Affiliate’s employees, agents or independent contractors) (“Joint Inventions”). Patents claiming the Joint Inventions will be referred to as “Joint Patents.” Each Party will own an undivided equal interest in the Joint Inventions and Joint Patents, without a duty of accounting or an obligation to seek consent from the other Party for the exploitation or license of the Joint Inventions or Joint Patents (subject to the licenses granted to the other Party under this Agreement).

(c) [***].

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13.2 Disclosure of Inventions. Each Party will promptly disclose to the other Party all Inventions, including all invention disclosure or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating to such Inventions, and will also promptly respond to reasonable requests from the other Party for additional information relating to such Inventions.

13.3 Prosecution of Licensed Patents and Joint Patents

(a) [***].

(i) [***].

(ii) [***].

(b) [***] Patent Family.

(i) As between the Parties, TPTX will have the first right, but not the obligation, to Prosecute the [***] Patent Family, at its sole cost and expense and using counsel of its own choice. TPTX will consult with LaNova as to the Prosecution of the Patents included in the [***] Patent Family (each, an “[***] Patent”) reasonably prior to any deadline or action with any patent office in the TPTX Territory, will furnish to LaNova copies of all relevant drafts and documents reasonably in advance of such consultation, and will consider in good faith all reasonable requests or suggestions of LaNova with respect to such drafts or with respect to strategies for Prosecuting any such [***] Patent. TPTX will keep LaNova reasonably informed of progress with regard to the Prosecution of such [***] Patent Family and will provide to LaNova copies of all material patent office submissions within a reasonable amount of time (but not more than [***] days) following submission thereof by TPTX.

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(ii) In the event that TPTX desires to abandon or cease the Prosecution of any [***] Patent, TPTX will provide reasonable prior written notice to LaNova of such intention to abandon or cease such Prosecution (which notice will be given no later than [***] days prior to the next deadline for any action that must be taken with respect to any such Patent in the relevant patent office in the TPTX Territory). In such case, at LaNova’s request, LaNova shall have the right, but not the obligation, to assume responsibility for Prosecution of any such [***] Patents. Upon such assumption, LaNova shall control the Prosecution of such [***] Patents subject to the same terms and conditions set forth in this Section 13.3(b) as applicable to TPTX, using counsel of LaNova’s choice at its cost and expense.

(c) Mutual Agreement. From and after the Effective Date, except as specifically agreed in writing by the Parties:

(i) TPTX will, and will instruct and cause its patent counsel to, Prosecute, in any [***] Patent, claims solely directed to the composition of matter comprising anti-Claudin18.2 ADC products or the formulation and/or method of use thereof; and

(ii) [***]

LaNova shall update Schedule 1.83 from time to time, including at TPTX’s request, to incorporate, on a Patent-by-Patent basis, any Licensed Patents not previously included within the [***] Patent Family or [***] Patent Family, including any Licensed Patents that claim Improvements, based on the applicable claimed subject matter.

(d) Prosecution of Joint Patents. As between the Parties, (i) LaNova will have the first right, but not the obligation, to control and manage the Prosecution of all Joint Patents in the LaNova Territory, and (ii) TPTX will have the first right, but not the obligation, to control and manage the Prosecution of all Joint Patents in the TPTX Territory, in each case (i) and (ii), at the Prosecuting Party’s sole cost and expense and by counsel of its own choice. Each such Prosecuting Party will consult with the other Party as to the Prosecution of Joint Patents reasonably prior to any deadline or action with any patent office, will furnish to the other Party copies of all relevant drafts and documents reasonably in advance of such consultation, and will consider in good faith all reasonable requests or suggestions of the other Party with respect to such drafts or with respect to strategies for Prosecuting any such Joint Patents. The Parties will attempt in good faith to reach mutual agreement as to all matters concerning strategies for Prosecuting Joint Patents. Each such Prosecuting Party will keep the other Party reasonably informed of progress with regard to the Prosecution of Joint Patents, will provide to the other Party copies of all material patent office submissions within a reasonable amount of time (but not more than [***] days) following submission thereof by such Prosecuting Party. In the event that the Prosecuting Party desires to abandon or cease the Prosecution of any Joint Patent in any country in the Prosecuting Party’s respective territory, the Prosecuting Party will provide reasonable prior written notice to the other Party of such intention to abandon (which notice will, to the extent possible, be given no later than [***] days prior to the next deadline for any action that must be taken with respect to any such Joint Patent in the relevant patent office). In such case, at the other Party’s sole discretion, upon written notice to the Prosecuting Party from the other Party, the other Party may elect to

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continue the Prosecution of any such Joint Patent, at its sole cost and expense and by counsel of its own choice.

(e) Cooperation. Each Party will cooperate with the other Party in connection with all activities relating to the Prosecution of the Licensed Patents and Joint Patents undertaken by such other Party pursuant to this Section 13.3, including: (i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions set forth in Section 13.1, and Patents claiming such Inventions, and to enable the other Party to Prosecute the Licensed Patents or Joint Patents as permitted by this Section 13.3; and (ii) promptly informing the other Party of any matters coming to such Party’s attention that may affect the Prosecution of any Licensed Patent or Joint Patent. Each Party will also promptly provide to the other Party all information reasonably requested by such other Party with regard to such Party’s activities pursuant to this Section 13.3.

(f) Defense of Third Party Infringement Claims. If the Product or a Party becomes the subject of a Third Party’s claim or assertion of infringement of the Patents of a Third Party relating to the Manufacture of the Licensed Molecule or the Product or to the Commercialization of the Product in the Field in the TPTX Territory (each, a “Third Party Infringement Claim”), the Party first becoming aware of the Third Party Infringement Claim will promptly notify the other Party in writing. [***] will have the sole right to control the defense of any Third Party Infringement Claim involving alleged infringement of Third Party rights by [***] activities at its own expense and by counsel of its own choice, and [***] will have the right, at its own expense, to be represented in any such action by counsel of its own choice. [***] will have the sole right to control the defense of any Third Party Infringement Claim involving alleged infringement of Third Party rights by [***] activities at its own expense and by counsel of its own choice, and [***] will have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither Party will enter into any settlement of any Third Party Infringement Claim: (i) in a manner that would diminish the rights or interests of the other Party with respect to the Product without the written consent of such other Party, which will not be unreasonably withheld; or (ii) that would impose any cost, obligation, or liability on the other Party, or admit the invalidity or unenforceability of any Patent that is Controlled by the other Party, without such other Party’s prior written consent, which may be withheld in such other Party’s sole discretion.

13.4 Enforcement

(a) Notice. Each Party will promptly notify the other Party in writing of any alleged or threatened infringement of any Licensed Patent or Joint Patent of which it becomes aware or of any action or threatened action seeking a declaratory judgment of non‑infringement of a Licensed Patent or Joint Patent of which it becomes aware.

(b) Licensed Patents

(i) LaNova Enforcement Rights. As between the Parties, LaNova will have the sole right, but not the obligation, to bring and control any action or proceeding with respect to [***]. With

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respect to any such action or proceeding brought or controlled by LaNova, [***].

(ii) TPTX Enforcement Rights. As between the Parties, TPTX will have the first right, but not the obligation, to bring and control any action or proceeding with respect to (A) [***], or (B) [***]. With respect to any such action or proceeding brought or controlled by TPTX, TPTX will consult with LaNova and consider in good faith all reasonable requests or suggestions of LaNova with respect to LaNova’s interests in the [***] Patent Family or [***] Patent Family, as applicable, and take into account such requests or suggestions to the extent possible [***]. LaNova will have the right, but not the obligation, to be represented in any such action or proceeding to protect its interests therein, at its own expense and by counsel of its own choice. If TPTX fails to bring any such action or proceeding within (Y) [***] days following a written request by LaNova to do so, or (Z) [***] days before the time limit, if any, under Applicable Laws for the filing of such action or proceeding, whichever comes first, then LaNova will have the right to bring and control any such action or proceeding, at its own expense and by counsel of its own choice, [***].

(c) Joint Patents. Neither Party will have the right to bring or control any action or proceeding to enforce any Joint Patent without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.

(d) Cooperation. In the event a Party brings an infringement action in accordance with this Section 13.4 (such Party, the “Enforcing Party”), the other Party will cooperate fully, at the Enforcing Party’s request and expense, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. The Enforcing Party will not enter into any settlement or compromise of any action under this Section 13.4: (i) in a manner that would diminish the rights or interests of the other Party with respect to the Product without the written consent of such other Party, which will not be unreasonably withheld, conditioned or delayed; (ii) that would impose any cost or liability on the other Party without the written consent of such other Party; or (iii) that would admit the invalidity or unenforceability of any Patent that is Controlled by the other Party, without such other Party’s prior written consent, which may be withheld in such other Party’s sole discretion.

(e) Recoveries. Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery as a result of any action or proceeding pursuant to Section 13.4, whether by way of settlement or otherwise, will first be used first to reimburse

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Enforcing Party for its documented, out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding, and then to reimburse the other Party for its documented, out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding (to the extent not previously reimbursed by the Enforcing Party), and any remainder of the recovery after reimbursement of the litigation costs and expenses of the Parties (“Remainder”), will be retained by the Enforcing Party; provided, however, that:

(i) [***];

(ii) [***]; and

(iii) [***].

(f) Patent Marking. TPTX will mark (or cause to be marked) the Product marketed and sold in the TPTX Territory hereunder with appropriate Licensed Patent numbers or indicia to the extent required by Applicable Law.

Article 14

TERMS AND TERMINATION

14.1 Term and Expiration

(a) Term. The term of this Agreement will be effective as of the Effective Date and, unless terminated earlier in accordance with this Article 14, will continue in effect until the expiration of the last Royalty Term with respect to the Product in any country in the TPTX Territory (the “Term”, and the date of such expiration with respect to such country, the “Expiration Date”).

(b) Expiration of Royalty Term. [***], upon the expiration of the Royalty Term for the Product in a given country, the licenses granted by LaNova to TPTX under Section 2.1 of this Agreement in such country with respect to the Product in the Field in the TPTX Territory will become fully paid-up, perpetual, irrevocable, sublicensable (through multiple tiers) and royalty-free.

14.2 Termination for Mutual Agreement. This Agreement may be terminated by the Parties’ mutual written agreement.

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14.3 Termination for Convenience. TPTX has the right to terminate this Agreement in its entirety for any or no reason upon one hundred eighty (180) days’ prior written notice to LaNova.

14.4 Termination for Material Breach

(a) This Agreement may be terminated in its entirety at any time during the Term upon sixty (60) days’ (or thirty (30) days’ with respect to any payment breach) written notice identifying the material breach in reasonable detail, by either Party if the other Party is in material breach of this Agreement and, if such breach is curable, such breach has not been cured within sixty (60) days (or [thirty (30) days with respect to any payment breach) of such written notice (“Cure Period”), or if such breach is not susceptible to cure within the Cure Period, the breaching Party fails to deliver to the non-breaching Party within the Cure Period a written plan that is reasonably calculated to resolve such material breach within a specified period (not to exceed twelve (12) months) and does not cure such material breach within the period specified in such plan.

(b) If the alleged breaching Party reasonably and in good faith disagrees as to whether there has been a material breach, the Party that disputes that there has been a material breach may contest the allegation in accordance with Article 15. It is understood and acknowledged that, during the pendency of such a Dispute, the Cure Period shall be extended by the period of time of such pendency, all of the terms and conditions of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement; provided that for any Dispute over payment, such tolling of the Cure Period will only apply with respect to the payment of the disputed amounts and not with respect to any undisputed amounts.

14.5 Termination for Insolvency. Each Party has the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization under the Chapter 7 of the United States of Bankruptcy Code or other similar Applicable Law or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within ninety (90) days of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

14.6 Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, LaNova may terminate this Agreement in its entirety (a) immediately upon written notice to TPTX if TPTX or any of its Affiliates or Sublicensees commences a legal, administrative or other action challenging the validity, enforceability, or scope of any Licensed Patent or (b) within thirty (30) days’ written notice to TPTX if TPTX or its Affiliates or Sublicensees commences a legal, administrative or other action challenging the validity, enforceability or scope of any Patent (other than any Licensed Patent) owned or Controlled by LaNova or its Affiliates anywhere in the world, unless such action is withdrawn during such thirty (30)-day period. Notwithstanding the foregoing, if TPTX promptly terminates the sublicense agreement of any Sublicensee that commences a legal action challenging

14.7 the validity, enforceability or scope of any Licensed Patents anywhere in the world, LaNova will not have the right to terminate this Agreement under this Section 14.6.

14.8 Termination for Acquisition of Third Party by a Party. Each Party has the right to terminate this Agreement to the extent permitted under and in accordance with Section 2.6(b)(ii).

14.9 Election to Terminate. If either Party has the right to terminate under Sections 14.3 through 14.6, it may at its sole option, elect either to (a) terminate this Agreement and pursue any legal or equitable remedy available to it, or (b) maintain this Agreement in effect and pursue any legal or equitable remedy available to it.

14.10 Effects of Termination

(a) Upon the termination of this Agreement for any reason, all rights and licenses granted by either Party to the other Party herein will immediately terminate and all such rights will revert back to the granting Party, and all sublicenses of such rights and licenses will also terminate, except as provided in this Section 14.10(a) and Sections 14.10(b)(i) and 14.12. Upon termination of this Agreement, if a Sublicensee is then in good standing under its sublicense agreement with TPTX, then the sublicense held by such Sublicensee shall automatically become a direct license under the Licensed Technology granted by LaNova that is the same scope as the sublicense granted by TPTX on the same terms and conditions set forth in this Agreement, and Section 14.10(b) below will not apply to such Sublicensee. Termination of this Agreement for any reason will not release either Party of any obligation or liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination. Notwithstanding anything herein to the contrary, termination of this Agreement by a Party will be without prejudice to other remedies such Party may have at law or equity. At the Disclosing Party’s election, except to the extent necessary or appropriate to enable exercise of rights or performance of obligations under the circumstances described in Sections 14.10(b) or 14.12, the Receiving Party will return (at Disclosing Party’s expense) or destroy all tangible materials comprising, bearing, or containing any Confidential Information of the Disclosing Party relating to the Product that are in the Receiving Party’s or its Affiliates’ or Sublicensees’ possession or control and provide written certification of such destruction (except to the extent any information is the Confidential Information of both Parties or to the extent that the Receiving Party has the continuing right to use the Confidential Information under this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information for its legal archives. Notwithstanding anything to the contrary set forth in this Agreement, the Receiving Party will not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic.

(b) Upon termination of this Agreement by LaNova pursuant to Section 14.4, 14.5, 14.6, or 14.8, the following additional provisions will apply:

(i) Extension of License to LaNova. The licenses granted by TPTX to LaNova pursuant to Section 2.4 will automatically be extended to include the TPTX Territory.

(ii) Regulatory Materials; Data. TPTX will, and will cause its Affiliates to the maximum extent permitted by Applicable Laws at the time of any such termination,

promptly (A) assign all Regulatory Submissions and Regulatory Approvals and pricing and reimbursement approvals of the Product to LaNova, and (B) assign all data generated by or on behalf of TPTX or its designee while conducting Development or Commercialization activities under this Agreement to LaNova or its designee, including non-clinical and clinical studies conducted by or on behalf of TPTX on the Product and all pharmacovigilance data (including all Adverse Event database information) on the Product.

(iii) Trademarks. TPTX will, and will cause its Affiliates, to promptly transfer and assign to LaNova, solely upon termination of this Agreement all Product Marks.

(iv) Transition Assistance. TPTX will, and will cause its Affiliates, to provide assistance, solely upon termination of this Agreement, as may be reasonably necessary or useful for LaNova or its designee to commence or continue Developing or Commercializing the Product in the TPTX Territory for a period of at least [***] days after the effective date of such termination (the “Transition Period”) to the extent TPTX is then performing or having performed such activities, including transferring or amending as appropriate, upon request of LaNova, any agreements or arrangements with Third Party to Develop and Commercialize the Product in the TPTX Territory. To the extent that any such contract between TPTX and a Third Party is not assignable to LaNova or its designee, then TPTX will reasonably cooperate with LaNova to arrange to continue to and provide such services from such entity.

(c) Ongoing Clinical Trial. If at the time of such termination LaNova is entitled to transition services, any Clinical Trials for the Product are being conducted by or on behalf of TPTX, then, at LaNova’s election on a Clinical Trial-by-Clinical Trial basis: (i) TPTX will, and will cause its Affiliates to, (A) continue to conduct such Clinical Trial during the Transition Period or another period of time as determined by LaNova after the effective date of such termination at LaNova’s cost, and (B) after such period, to (I) fully cooperate with LaNova to transfer the conduct of all such Clinical Trial to LaNova or its designee or (II) continue to conduct such Clinical Trials, at LaNova’s cost, for so long as necessary to enable such transfer to be completed without interruption of any such Clinical Trials and (C) LaNova will assume any and all liability and costs for such Clinical Trial after the effective date of such termination, and (ii) TPTX will, and will cause its Affiliates and Sublicensees to, orderly wind down the conduct of any such Clinical Trial which is not assumed by LaNova under Section 14.10(c)(i).

(d) Inventory. At LaNova’s election and request, TPTX will, within [***] days following the termination, (i) transfer to LaNova or its designee all inventory of the Product then in possession or control of TPTX; provided that LaNova will pay TPTX a price equal to TPTX’s costs for such inventory, or (ii) (A) continue to Commercialize all inventory of the Product then in possession or control of TPTX during the Transition Period and make the corresponding payments due to LaNova under this Agreement as though this Agreement had not been terminated and (B) after the Transition Period, transfer to LaNova or its designee any remaining inventory of the Product to LaNova or its designee at a price equal to TPTX’s costs for such remaining inventory.

14.11 Other Remedies. Termination or expiration of this Agreement for any reason will not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any

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rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

14.12 Specific Effects of Termination for Convenience by TPTX. Upon termination of this Agreement by TPTX pursuant to Section 14.3, the following additional provisions will apply:

(a) If requested in writing by LaNova no later than [***] days following the effective date of such termination, TPTX shall grant to LaNova a non-exclusive, worldwide, sublicensable (through multiple tiers), royalty-bearing (only as applicable under Section 14.12(b)) license (and/or rights of reference) under all Patents, Product Marks and Know-How owned by TPTX or its Affiliates that are necessary for and then being used by TPTX for the Development, use, Manufacture, or Commercialization of the Product, including all Regulatory Submissions and Regulatory Approvals and Data generated by or on behalf of TPTX while conducting Development, use, Manufacture, or Commercialization of the Product in the TPTX Territory under this Agreement.

(b) If termination is effective [***] of the Product in the TPTX Territory, in consideration for the license granted under Section 14.12(a), if any, LaNova shall pay TPTX a royalty of [***] percent ([***]%) on Net Sales of the Product in the TPTX Territory by LaNova or its Affiliates or licensees for a period of [***] years after the effective date of such termination (with the definition of Net Sales and the terms of Sections 9.4(d), 9.4(e), 9.5, 9.6, 9.7, and 9.8, revised as appropriate for payment of royalties by LaNova to TPTX for Net Sales in the TPTX Territory, applicable to such royalty payments).

(c) TPTX will, and will cause its Affiliates and Sublicensees, to provide assistance, solely upon such termination of this Agreement, as may be reasonably necessary or useful for LaNova or its designee to commence or continue Developing or Commercializing the Product in the TPTX Territory up to [***] hours at no cost to LaNova. Any additional assistance reasonably requested by LaNova in excess of such [***] hours will be provided by TPTX at a cost of [***] U.S. Dollars ($[***]) per full-time equivalent per Calendar Year to the extent TPTX is then performing or having performed such activities, including transferring or amending as appropriate, upon request of LaNova, any agreements or arrangements with Third Parties to Develop and Commercialize the Product in the TPTX Territory. To the extent that any such contract between TPTX and a Third Party is not assignable to LaNova or its designee, then TPTX will reasonably cooperate with LaNova to arrange to continue to and provide such services from such entity.

14.13 Survival. Termination or expiration of this Agreement will not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. The following provisions will survive the termination or expiration of this Agreement for any reason: Articles 1, 10, 12, 15 and 16 and Sections 2.5, 5.5 (solely as required under Applicable Laws), 9.6 (solely for [***] years after the Calendar Year in which termination occurs), 11.7, 13.1, 13.3(d), 13.3(e) (solely with respect to Joint Patents), 13.4(c), 14.1(b) (solely as to any licenses that become perpetual thereunder prior to termination or expiration) and 14.10-14.13.

[***] = Certain Confidential Information Omitted

Article 15

DISPUTE RESOLUTION

15.1 General. The Parties recognize that a claim, dispute or controversy may arise relating to this Agreement or to the breach, enforcement, interpretation or validity of this Agreement (a “Dispute”). Any Dispute, including Disputes that may involve the Affiliates of any Party, will be resolved in accordance with this Article 15.

15.2 Continuance of Rights and Obligations during Pendency of Dispute Resolution. If there are any Disputes in connection with this Agreement, including Disputes related to termination of this Agreement under Article 14, all rights and obligations of the Parties will continue until such time as any Dispute has been resolved in accordance with the provisions of this Article 15.

15.3 Escalation. Any Dispute will be referred to the Senior Executives for attempted resolution. In the event the Senior Executives are unable to resolve such Dispute within [***] days of such Dispute being referred to them, then, upon the written request of either Party to the other Party, the Dispute will be subject to arbitration in accordance with Section 15.4.

15.4 Arbitration

(a) If the Parties fail to resolve the Dispute through escalation to the Senior Executives under Section 15.3, and a Party desires to pursue resolution of the Dispute, the Dispute will be submitted by either Party for final resolution by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”), excepted as modified herein. Any disputes concerning the propriety of the commencement of the arbitration or the scope or applicability of this agreement to arbitrate will be finally settled by the arbitral tribunal. The arbitration will be conducted by a tribunal of three (3) arbitrators, each with at least [***] years of pharmaceutical industry experience. Within [***] days after initiation of arbitration, each Party will nominate one (1) arbitrator and the two (2) Party-nominated arbitrators will nominate a third arbitrator, who will serve as the chairperson of the tribunal, within [***] days of the second arbitrator’s appointment. The seat of arbitration will be [***] and the language of the proceedings, including all communications, will be English.

(b) The Parties agree that any award or decision made by the arbitral tribunal will be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction, and the Parties undertake to carry out any award without delay. The arbitral tribunal will render its final award or decision within [***] months from the date on which the request for arbitration by one of the Parties wishing to have recourse to arbitration is received by the ICC Secretariat. The arbitral tribunal will resolve the Dispute by applying the provisions of this Agreement and the governing law set forth in Section 16.1.

(c) By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order to avoid irreparable harm, maintain the status quo, preserve the subject matter of the Dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the

[***] = Certain Confidential Information Omitted

[***] = Certain Confidential Information Omitted

jurisdiction of a competent court, the arbitral tribunal has full authority to grant provisional or interim remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.

(d) EACH PARTY HERETO WAIVES: (I) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY, AND (II) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

(e) The arbitrators will be authorized to award compensatory damages, but will not be authorized to (i) award non-economic damages, (ii) award punitive damages or any other damages expressly excluded under this Agreement, or (iii) reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in clauses (i) and (ii) will not apply if such damages are statutorily imposed. Each Party will bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and will pay an equal share of the fees and costs of the administrator and the arbitrators; provided, however, that the arbitrators will be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), or the fees and costs of the administrator and the arbitrators.

(f) Notwithstanding anything in this Section 15.4, in the event of a Dispute with respect to (i) the validity, scope, enforceability or ownership of any Patent or other intellectual property rights, (ii) a matter for which this Agreement assigns decision-making to the Parties or to the JDC or requires the consent of one or both of the Parties, (iii) the necessity of obtaining a Third Party license by TPTX in the TPTX Territory in accordance with Section 9.4(c)(iii), or (iv) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, and such Dispute is not resolved in accordance with Section 15.3, such Dispute will not be submitted to an arbitration proceeding in accordance with this Section 15.4, unless otherwise agreed by the Parties in writing, and instead, either Party may initiate litigation in a court of competent jurisdiction in any country in which such rights apply.

Article 16

MISCELLANEOUS

16.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of [***] without reference to any rules of conflict of laws. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement and is expressly and entirely excluded.

16.2 Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, pandemics, epidemics, quarantines, or other acts of God or any

[***] = Certain Confidential Information Omitted

[***] = Certain Confidential Information Omitted

other deity (or orders of any Governmental Authority related to any of the foregoing), or acts, omissions or delays in acting by any Governmental Authority. The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practical, the JSC, JDC or JMC, as applicable, will review and discuss any such matter and the affected Party will promptly undertake Commercially Reasonable Efforts necessary to cure such force majeure circumstances.

16.3 Assignment. Neither Party may assign this Agreement to a Third Party without the other Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); except that (a) subject to Section 2.6, either Party may make such an assignment without such consent to a Third Party successor to substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets, exclusive license or other transaction), and (b) either Party may assign this Agreement without such consent to an Affiliate; provided that the assigning Party shall provide prompt written notice to the other Party of any such assignment. For clarity, each Party may exercise, discharge, or delegate any obligations and exercise any rights hereunder through any of its Affiliates without the consent of the other Party, provided that each Party will remain responsible for the performance by its Affiliates of such Party’s obligations or the exercise by its Affiliates or such Party’s rights under this Agreement. Any attempted assignment or transfer in violation of this Section 16.3 will be null and void. Subject to the foregoing, this Agreement will be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.

16.4 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

16.5 Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to LaNova:

Address:	F5, Building 1, No. 999 Cailun Road, Pudong District, Shanghai, China
Attn:	LaNova Medicines Limited: [***]
Email:	[***]

with a copy (which will not constitute notice) to:

[***] = Certain Confidential Information Omitted

Address:	F5, Building 1, No. 999 Cailun Road, Pudong District, Shanghai, China
Attn:	LaNova Medicines Limited: [***]
Email:	[***]

If to TPTX:

Address:	10628 Science Center Drive Suite 200 San Diego, CA 92121, USA
Attn:	President & Chief Executive Officer
Email:	[***]

with a copy (which will not constitute notice) to:

Address:	10628 Science Center Drive Suite 200 San Diego, CA 92121, USA
Attn:	General Counsel
Email:	[***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered; (b) if sent by email, upon electronic confirmation of receipt; (c) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (d) on the fifth Business Day following the date of mailing if sent by mail.

16.6 Entire Agreement; Amendments. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the licenses granted hereunder) are superseded by the terms of this Agreement. Neither Party is relying on any representation, promise, nor warranty not expressly set forth in this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto. To the extent there is any conflict between the terms of any Ancillary Agreement (including the Pharmacovigilance Agreement, the Clinical Supply Agreement or related quality agreement), and the terms of this Agreement, the terms of such Ancillary Agreement will control solely with respect to the primary subject matters thereof, and the terms of this Agreement will control otherwise.

16.7 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections of this Agreement.

16.8 Independent Contractors. It is expressly agreed that LaNova and TPTX will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither LaNova nor TPTX has the authority to make any

[***] = Certain Confidential Information Omitted

statements, representations or commitments of any kind, or to take any action, which will be binding on the other Party, without the prior written consent of the other Party.

16.9 Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

16.10 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

16.11 Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall” (and vice versa), (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person will be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules, or Exhibits will be construed to refer to Sections, Schedules or Exhibits as described in this Agreement, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” where applicable.

16.12 Cumulative Remedies. Unless otherwise expressly set forth herein, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Laws.

16.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Each Party will be entitled to rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies will be legally effective to create a valid and binding agreement among the Parties.

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16.14 Language. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, will be in the English language.

[Signature Page Follows]

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Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Confidential

Execution copy

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

LaNova Medicines Limited	Turning Point Therapeutics, Inc.
By: /s/ Crystal Qin	By: /s/ Athena Countouriotis
Name: Crystal Qin	Name: Athena Countouriotis
Title: CEO	Title: President & Chief Executive Officer
Date: May 4, 2022	Date: May 4, 2022

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Schedule 1.83

Licensed Patents

1. [***] Patent Family

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2. [***] Patent Family

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Schedule 1.87

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Schedule 1.101

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Schedule 5.2(a)

Global Development Plan Outline

Intentionally left blank

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Schedule 6.1

Transferred U.S. Phase 1 Clinical Study

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1

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Schedule 9.8(c)

Tax Documentation

Intentionally left blank

Schedule 10.6(a)

Joint Press Release

CONFIDENTIAL DRAFT – NOT FOR DISTRIBUTION

Turning Point Contact:

Adam D. Levy, PhD, MBA

ir@tptherapeutics.com

858-867-6366

TURNING POINT THERAPEUTICS ANNOUNCES PIPELINE EXPANSION, LICENSING OF TPX-4589 (LM-302), A CLINICAL STAGE ANTI-CLAUDIN18.2 ANTIBODY DRUG CONJUGATE FOR GASTROINTESTINAL CANCERS, FROM LANOVA MEDICINES

Strategic expansion of Turning Point Precision Oncology Portfolio and Scientific Capabilities

TPX-4589 (LM-302) Currently in Two Ongoing Phase 1 Studies

Agreement Includes Potential Broader Scope to Collaborate on up to Three Additional ADC Programs from LaNova Pipeline

SAN DIEGO, May 5, 2022 – Turning Point Therapeutics, Inc. (NASDAQ: TPTX), a clinical-stage precision oncology company designing and developing novel targeted therapies for cancer treatment, announced today that it has entered into an exclusive license agreement with LaNova Medicines Limited (“LaNova”) to develop and commercialize LM-302, a novel antibody drug conjugate (ADC) targeting Claudin18.2 in the US and rest of the world excluding Greater China and South Korea. Claudin18.2 is a protein expressed in many gastrointestinal cancers, including gastric, gastroesophageal junction and pancreatic cancer. LM-302, which going forward will be identified as TPX-4589, is currently in Phase 1 clinical trials in both the U.S. and China.

Under the terms of the licensing agreement, LaNova will receive an upfront payment of $25 million and will be eligible to receive up to an additional $195 million in development and regulatory milestone payments; in addition, LaNova is eligible to receive commercial sales milestones, and tiered royalties ranging from mid-single digit to mid-teens percentages on net sales (subject to customary deductions). As part of the agreement, both parties agree to potentially broaden the partnership by collaborating on up to three additional ADC programs from the LaNova pipeline.

TPX-4589 (LM-302) is a potentially first-in-class anti-Claudin18.2 ADC discovered by LaNova that suppresses cell proliferation of gastric and pancreatic cell lines with nanomolar potency in preclinical models. It also has demonstrated efficacy in gastric and pancreatic cancer xenograft models.

“We are excited to announce our first in-license as a company and strategically expand our clinical stage portfolio, specifically within GI tumors. Claudin18.2 is continuing to emerge as an important target,” said Athena Countouriotis, M.D., President and Chief Executive Officer of Turning Point. “We chose TPX-4589 based on it potentially being a first-in-class ADC to target Claudin18.2 and its preclinical data which show the potential to target tumors with low and high expression levels, which we believe could be an important differentiator versus other investigational therapies.”

“LaNova Medicines is focused on discovery and development of innovative medicines in oncology. We are very pleased to partner with Turning Point for LM-302, an innovative drug molecule with the potential as a novel treatment for gastric and pancreatic cancers. This partnership is an example of our discovery and development capabilities and our ambition for global innovation and patients,” said Dr. Crystal Qin, Chairman and CEO of LaNova Medicines.

It is estimated that the annual incidence of gastric and gastroesophageal junction cancers in the U.S. and EU5 is approximately 27,000 and 50,000, respectively1. The estimated annual incidence of pancreatic cancer in the U.S. and EU5 is approximately 60,000 and 70,000, respectively1. Approximately 65% of patients in pancreatic2, gastric and gastroesophageal junction3 cancers have tumors that express Claudin18.2.

Webcast/Conference Call Information

Turning Point will host a webcast and conference call on May 5, 2022 at 6 p.m. ET / 3 p.m. PT to discuss this announcement. Athena Countouriotis, M.D., President and Chief Executive Officer, will host the virtual event for investors and will be joined by Kumar Srinivasan, Chief Business Officer.

The event will be accessible through the “Investors” section of www.tptherapeutics.com or by dialing (844) 256-2297 (in the United States) or (236) 714-3006 (outside the U.S.) using conference ID 8780394. A replay will be available shortly after the live event through the “Investors” section of www.tptherapeutics.com.

About Turning Point Therapeutics Inc.
Turning Point Therapeutics is a clinical-stage precision oncology company with a pipeline of investigational drugs designed to address key limitations of existing cancer therapies. The company’s lead drug candidate, repotrectinib, is a next-generation kinase inhibitor targeting the ROS1 and TRK oncogenic drivers of non-small cell lung cancer and advanced solid tumors. Repotrectinib, which is being studied in a registrational Phase 2 study in adults and a Phase 1/2 study in pediatric patients, has shown antitumor activity and durable responses among kinase inhibitor treatment-naïve and pre-treated patients. The company’s pipeline of drug candidates also includes elzovantinib, targeting MET, CSF1R and SRC, which is being studied in a Phase 1 trial of patients with advanced or metastatic solid tumors harboring genetic alterations in MET; TPX-0046, targeting RET, which is being studied in a Phase 1/2 trial of patients with advanced or metastatic solid tumors harboring genetic alterations in RET; and TPX-0131, a next-generation ALK inhibitor, which is being studied in a Phase 1/2 trial of previously treated patients with ALK-positive advanced or metastatic non-small cell lung cancer; and, TPX-4589 (LM-302), a novel ADC targeting Claudin18.2 being studied in a Phase 1 study in gastrointestinal cancers. The company is driven to develop therapies that mark a turning point for patients in their cancer treatment. For more information, visit www.tptherapeutics.com.

About LaNova Medicines Ltd
LaNova Medicines is a privately-held China-based global biotech company incorporated in 2019. The company is committed to the discovery, development and, in the future, commercialization of novel biological drugs with “First-in-class” or “Best-in-class” potential in the areas of tumor associated antigens and immuno-oncology in tumor microenvironment to address significant unmet medical needs.

Forward Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans”, “will”, “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements in this press release include statements regarding, among other things, the potential for TPX-4589 (LM-302) to be a first-in-class anti-Claudin18.2 ADC candidate, and the efficacy, safety and therapeutic potential of TPX-4589 (LM-302). These forward-looking statements are based upon Turning Point Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Turning Point Therapeutics’ business in general, risks and uncertainties related to the impact of the COVID-19 pandemic to Turning Point Therapeutics’ business and the other risks described in Turning Point Therapeutics’ filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 28, 2022. All forward-looking statements contained in this press release speak only as of the date on which they were made. Turning Point Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

1US: SEER database accessed January 2022; EU5: GLOBALCAN database accessed January 2022

2Woll at al., Int. J. Cancer:134, 731–739 (2014); Park et al., J Clin Oncol 38: 2020

3Arnold et al., Clinical and Translational Oncology (2020) 22:2357–2363; Dottermusch et al., Virchows Archiv (2019) 475:563–571